AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                     AMONG

                               TANDYCRAFTS, INC.

                                  ("COMPANY")

                       THE DEVELOPMENT ASSOCIATION, INC.
                             OFFICE HOLDINGS, INC.
                        DAVID JAMES MANUFACTURING, INC.
                              PLC LEATHER COMPANY
                                TANDYARTS, INC.
                              GIFTS HOLDINGS, INC.
                           TANDY LEATHER DEALER, INC.
                                TLC DIRECT, INC.
                             CARGO FURNITURE, INC.
                      TANDYCRAFTS DE MEXICO, S.A. DE C.V.
                               TAC HOLDINGS, INC.
                         CASUAL CONCEPTS HOLDINGS, INC.

                                 ("GUARANTORS")

                                      AND

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                   ("BANKS")

                                      AND

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

                                   ("AGENT")

                         $38,000,000.00 REVOLVING LINE

                          $2,500,000.00 REVOLVING LINE

                                OCTOBER 13, 2000




                               TABLE OF CONTENTS


ARTICLE I

     DEFINITION OF TERMS                                                  1
     1.02.    Other Definitional Provisions                              14

ARTICLE II

     REVOLVING CREDIT LOANS; LETTER OF CREDIT FACILITY                   14
     2.01.    Revolving Credit Commitment-Facility A                     14
     2.02.    Revolving Credit Commitment-Facility B                     15
     2.03.    Manner of Borrowing                                        16
     2.04.    Interest Rate                                              17
     2.05.    Letters of Credit                                          17
     2.06.    Collateral                                                 19
     2.07.    Amendment Fee                                              19

ARTICLE III

     NOTES AND INTEREST RATE PAYMENTS                                    19
     3.01.    Promissory Notes                                           19
     3.02.    Principal Payments on Revolving Credit Loans               19
     3.03.    Prepayments                                                19
     3.04.    Payment of Interest on the Notes                           20
     3.05.    Calculation of Interest Rates                              20
     3.06.    Manner and Application of Payments                         20
     3.07.    Pro Rata Treatment                                         20
     3.08.    Lending Office                                             21
     3.09.    Taxes                                                      21
     3.10.    Sharing of Payments                                        22

ARTICLE IV

     [Intentionally Omitted]                                             22

ARTICLE V

     CONDITIONS PRECEDENT                                                22
     5.01.    Initial Advances                                           22
     5.02.    All Advances                                               23
     5.03.    Letters of Credit                                          24

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES                                      25
     6.01.    Organization and Good Standing of Company                  25
     6.02.    Organization and Good Standing of Guarantors               25
     6.03.    Authorization and Power                                    25
     6.04.    No Conflicts or Consents                                   26
     6.05.    Enforceable Obligations                                    26
     6.06.    No Liens                                                   26
     6.07.    Financial Condition                                        26
     6.08.    Full Disclosure                                            26
     6.09.    No Default                                                 26
     6.10.    No Litigation                                              26
     6.11.    Regulatory Defects                                         27
     6.12.    Use of Proceeds; Margin Stock                              27
     6.13.    No Financing of Corporate Takeovers                        27
     6.14.    Taxes                                                      27
     6.15.    Principal Office, Etc.                                     27
     6.16.    ERISA                                                      27
     6.17.    Compliance with Law                                        27
     6.18.    Government Regulation                                      28
     6.19.    Insider                                                    28
     6.20.    Subsidiaries                                               28
     6.21.    Solvency                                                   28
     6.22.    Environmental Matters                                      28
     6.23.    Representations and Warranties                             29
     6.24.    No Subordination                                           29
     6.25.    Permits, Franchises                                        29
     6.26.    Survival of Representations, Etc.                          29
     6.27.    Landlord's Lien Subordination Agreements                   29

ARTICLE VII

     AFFIRMATIVE COVENANTS                                               29
     7.01.    Financial Statements                                       29
     7.02.    Payment of Obligations; Maintain Books and Reserves        31
     7.03.    Inspection of Property                                     31
     7.04.    Compliance with Laws, Etc.                                 32
     7.05.    Maintenance of Existence and Qualifications                32
     7.06.    Maintenance of Properties; Insurance                       32
     7.07.    Yield Maintenance                                          32
     7.08.    Transactions With Affiliates                               33
     7.09.    Compliance with Loan Documents                             33
     7.10.    Compliance with Material Agreements                        33
     7.11.    Operations and Properties                                  33
     7.12.    Books and Records; Access                                  33
     7.13.    Security For Letters of Credit                             33
     7.14.    Additional Information                                     33
     7.15.    Guaranty of Additional Subsidiary Corporations             33
     7.16.    Principal Depositary                                       33
     7.17.    Application of Proceeds of Sale and Equity Securities      33
     7.18.    Further Assurances                                         33
     7.19.    [Intentionally Omitted]                                    34
     7.20.    Taxes and Other Liabilities                                34
     7.21.    Litigation                                                 34
     7.22.    Proceeds of Sale of Property                               34
     7.23.    Collateral Audit                                           34
     7.24.    Landlord's Lien Subordination Agreements                   34
     7.25.    Issuance of Warrants                                       34

ARTICLE VIII

     NEGATIVE COVENANTS                                                  35
     8.01.    Leverage Ratio                                             35
     8.02.    Fixed Charge Coverage Ratio                                35
     8.03.    Current Ratio                                              35
     8.04.    Minimum Consolidated Tangible Net Worth                    35
     8.05.    Limitation on Dividends, Acquisition of Stock and
               Restricted Payments                                       35
     8.06.    Acquisitions                                               35
     8.07.    Disposition of Assets                                      35
     8.08.    Sale of Accounts Receivable                                35
     8.09.    Negative Pledge                                            35
     8.10.    No Grant of Negative Pledge                                36
     8.11.    Limitation on Additional Indebtedness                      36
     8.12.    Guaranty                                                   36
     8.13.    Merger; Consolidation                                      36
     8.14.    Capital Expenditures                                       36
     8.15.    Sale and Leaseback                                         36
     8.16.    Prepayment of Indebtedness                                 36
     8.17.    Leases                                                     36

ARTICLE IX

     EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT                   37
     9.01.    Events of Default                                          37
     9.02.    Remedies Upon Event of Default                             38
     9.03.    Performance by Banks                                       38
     9.04.    Remedies Cumulative                                        39

ARTICLE X

     ARBITRATION PROGRAM                                                 39
     10.01.   Binding Arbitration                                        39
     10.02.   Governing Rules                                            39
     10.03.   No Waiver; Provisional Remedies; Self-Help and Foreclosure 39
     10.04.   Arbitrator Qualifications and Powers; Awards               39
     10.05.   Judicial Review                                            40
     10.06.   Miscellaneous                                              40

ARTICLE XI

     THE AGENT                                                           40
     11.01.   Appointment and Authorization                              40
     11.02.   Note Holders                                               40
     11.03.   Consultation with Counsel                                  40
     11.04.   Documents                                                  41
     11.05.   Resignation or Removal of Agent                            41
     11.06.   Responsibility of Agent                                    41
     11.07.   Notices of Event of Default                                41
     11.08.   Independent Investigation                                  42
     11.09.   Indemnification                                            42
     11.10.   Benefit of Article XI                                      42
     11.11.   Not a Loan to Agent; No Duty to Repurchase                 42
     11.12.   Amendments, Waivers, etc.                                  42
     11.13.   Bank's Representations                                     42
     11.14.   Execution of Collateral Documents                          42
     11.15.   Collateral Releases                                        43

ARTICLE XII

     MISCELLANEOUS                                                       43
     12.01.   Waiver                                                     43
     12.02.   Notices                                                    43
     12.03.   Payment of Expenses                                        43
     12.04.   Savings Clause                                             43
     12.05.   Amendments                                                 44
     12.06.   Governing Law                                              44
     12.07.   Invalid Provisions                                         44
     12.08.   Headings                                                   44
     12.09.   Participation Agreements and Assignments                   45
     12.10.   Successors.                                                47
     12.11.   Right of Setoff; Deposit Accounts.                         47
     12.12.   Survival.                                                  47
     12.13.   No Third Party Beneficiary.                                47
     12.14.   Counterpart Execution                                      47
     12.15.   Prior Agreement                                            47
     12.17.   Final Agreement                                            49



                                LIST OF EXHIBITS


Exhibit "A" -  Total Commitment
Exhibit "B" - Amended and Restated Promissory Note ($19,000,000.00 per Bank) Exhibit "C" - Promissory Note ($1,250,000.00 per Bank)
Exhibit "D" -  Request for Borrowing - Facility A Borrowing
Exhibit "E" -  Request for Borrowing - Facility B Borrowing
Exhibit "F" - Confirmation of Request for Borrowing - Facility A Borrowing Exhibit "G" - Confirmation of Request for Borrowing - Facility B Borrowing Exhibit "H" - Unlimited Guaranty
Exhibit "I" -  Continuing Letter of Credit Agreement
Exhibit "J" -  Assignment and Acceptance
Exhibit "K" -  Litigation
Exhibit "L" -  Compliance with Law
Exhibit "M" -  Environmental Matters
Exhibit "N" -  Property
Exhibit "O"    -    Arkansas Property
Exhibit "P"    -    Certificate of Borrowing Base
Exhibit "Q"    -    Landlord's Lien Subordination Agreements




                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     This Amended and Restated Revolving Credit Agreement is made by and among TANDYCRAFTS, INC., a Delaware corporation ("Company "), THE DEVELOPMENT ASSOCIATION, INC., a Texas corporation, OFFICE HOLDINGS, INC. (formerly known as SAV-ON, INC.), a Texas corporation, DAVID JAMES MANUFACTURING, INC., a Texas corporation, PLC LEATHER COMPANY, a Nevada corporation, TANDYARTS, INC., a Nevada corporation, GIFTS HOLDINGS, INC. (formerly known as LICENSED LIFESTYLES, INC.), a Nevada corporation, TANDY LEATHER DEALER, INC., a Texas corporation, TLC DIRECT, INC, a Texas corporation, CARGO FURNITURE, INC., a Nevada corporation, TANDYCRAFTS DE MEXICO, S.A. DE C.V., a Mexican corporation, TAC HOLDINGS, INC., a Delaware corporation, and CASUAL CONCEPTS HOLDINGS, INC., a Delaware corporation (collectively the "Guarantors"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION and BANK ONE, TEXAS, NATIONAL ASSOCIATION(collectively, the "Banks") and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as agent for the Banks ("Agent").

                                   RECITALS:
                                   --------

     A. Banks have previously extended to Company a revolving line of credit (the "Prior Commitment") under which Banks have made various loans (the "Prior Revolving Loans") to Company. The Prior Commitment was established by, the Prior Revolving Loans were made pursuant to, and the Prior Commitment and the Prior Revolving Loans are governed by, the Prior Agreement (hereafter defined). Company desires to renew, extend and amend the Prior Commitment and to renew and extend all outstanding Prior Revolving Loans.

     B. Agent has previously extended to Company a revolving line of credit (the "Swing Line Commitment") under which Agent has made various loans (the "Swing Line Loans") to Company. The Swing Line Commitment was established by, the Swing Line Loans were made pursuant to, and the Swing Line Commitment and the Swing Line Loans are governed by, the Prior Agreement. Company desires to terminate the Swing Line Commitment and to repay all outstanding Swing Line Loans in full.

     C. Banks have also previously extended to Company a subcommitment under the Prior Commitment to issue commercial letters of credit and standby letters of credit for the account of Company (the "Prior Letter of Credit Facility"). Company desires to renew, extend and amend the Prior Letter of Credit Facility.

     D. Company has applied to Banks for an additional, temporary revolving line of credit to be drawn upon by Company for a limited time in order to provide certain seasonal working capital to Company and the Subsidiaries.

     E. Banks are willing to renew, extend and amend the Prior Commitment and the Prior Letter of Credit Facility and to extend an additional, temporary revolving line of credit to Company, all upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                  ARTICLE I
                                  ---------
                             DEFINITION OF TERMS
                             -------------------

     For the purposes of this Revolving Credit Agreement, unless the context requires otherwise, the following terms shall have the respective meanings assigned to them in this Article I below:

     "Accounts" mean all of Company's and each Pledgor's accounts receivable of every nature and description, whether now existing or hereafter arising, the proceeds and products thereof including, without limitation, all notes, drafts, acceptances, instruments, and chattel paper arising therefrom, any returned or repossessed goods the sale of which created any such accounts receivable, and the proceeds of any sale or other disposition of inventory.

     "Advance" means any disbursement of an amount or amounts to be loaned by a Bank to Company hereunder or the reborrowing of amounts previously loaned hereunder, and includes Facility A Advances and Facility B Advances.

     "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

     "Applicable Margin" means three percent (3.00%) with respect to the issuance of Letters of Credit and one-half of one percent (0.50%) with respect to Commitment Fees.

     "Arbitration Program" has the meaning assigned to such term in Article X.

     "Arkansas Property" means that certain tract of real property located in Randolph County, Arkansas which is described in Exhibit "O" hereto.

     "Arkansas Title Company" means a title insurance company acceptable to Agent and to Banks which is authorized to issue title insurance policies in the State of Arkansas.

     "Arkansas Title Policy" means a Mortgagee Policy of Title Insurance, dated within thirty (30) days after the Closing Date, issued to Agent by the Arkansas Title Company in such amount as is required by Agent and Banks, insuring that the Mortgage creates a valid, first, and prior lien on the Arkansas Property, subject to no exceptions other than the Permitted Liens and with the standard printed exceptions endorsed or deleted to Agent's satisfaction.

     "Atlantic Mutual Letter of Credit" means that certain letter of credit number nzs338022 issued by Agent to Atlantic Mutual Insurance Company for the account of Company in the amount of $435,000.00, as the same may be amended, renewed, extended and/or superseded from time to time.

     "Average Senior Funded Debt" means for any period the quotient obtained from dividing (a) the sum of the Senior Funded Debt as of the last day of each month for the period (not to exceed twelve (12) months) for which Average Senior Funded Debt is to be computed by (b) the number of months (not to exceed twelve
(12) months) for which Average Senior Funded Debt is to be computed.

     "Banks" means Wells Fargo Bank Texas, National Association and Bank One, Texas, National Association and all other banks which are parties to this Loan Agreement or any amendment thereto.

     "Borrowing" means the combined Advances made by Banks on any given day, and includes Facility A Borrowings and Facility B Borrowings.

     "Borrowing Base" means an amount equal to the sum of (a) the lesser of (i) eighty-five percent (85%) of the outstanding amount of Eligible Accounts or (ii) sixty percent (60%) of the outstanding amount of Accounts, (b) the lesser of (i) sixty percent (60%) of the Net Security Value of Eligible Inventory or (ii) forty-five percent (45%) of the Gross Value of Inventory, and (c) a Fixed Asset Component (herein so called) equal to $15,500,000.00 less the amount by which the Facility A Total Commitment is required by Section 2.01(b) to be reduced from time to time as a result of the sale of assets of Company and/or the Subsidiaries (including, without limitation, the sale of the Property and the sale of Tandy Leather Direct).

     "Borrowing Limit" means the lesser of the Borrowing Base or the Total Commitment.

     "Business Day" means a day upon which business is transacted by national banks in Fort Worth, Texas, New York, New York and San Francisco, California.

     "Capital Lease" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

     "Capital Lease Obligation" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Capital Expenditures" means any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in the relevant financial statements of such Person as property, equipment, improvements, fixed assets or a similar type of capitalized assets in accordance with GAAP.

     "Certificate of Borrowing Base" means that certain certificate in the form of Exhibit "P" attached hereto to be prepared and executed by Company and delivered to Agent during the term of this Agreement in accordance with Section 7.01(j) whereby Company calculates and certifies to Agent the Borrowing Base as of the date through which such certificate is prepared.

     "Closing Date" means October 13, 2000.

     "Collateral" means all property (and any and all interest therein) of Company and all property (and any and all interest therein) of any Guarantor or Subsidiary which secures, either directly or indirectly, the Loans, the Letters of Credit, and/or the Obligation, including, but not limited to, the Accounts, the Inventory, the Property, and the Arkansas Property.

     "Collateral Documents" means, collectively, the Security Agreements, the Deed of Trust, the Mortgage, and applicable financing statements and all other documents which are executed by a Person to provide collateral for repayment of the Loans.

     "Commitment" means the obligation of Banks to make the Revolving Credit Loans in an amount not to exceed the Borrowing Limit in effect from time to time less the Letter of Credit Liability in effect from time to time, and includes the Facility A Commitment and the Facility B Commitment.

     "Consolidated" means the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Indebtedness" means all Indebtedness of Company and its Subsidiaries on a Consolidated basis.

     "Consolidated Net Income" means, with respect to any period, consolidated net earnings (after income taxes) of Company and its Subsidiaries for such period, determined in accordance with GAAP, but excluding (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets; (iii) earnings of any other Person, substantially all of the assets of which have been acquired by Company or any of its Subsidiaries in any manner, to the extent that such earnings were realized by such other Person prior to the date of such acquisition; (iv) net earnings of any Person in which Company or any of its Subsidiaries has an ownership interest, unless such earnings have actually been received by Company or any of its Subsidiaries in the form of cash distributions; (v) the earnings of any Person to which assets of the Company or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which Company or any of its Subsidiaries shall have merged, to the extent that such earnings arise prior to the date of such transaction; and (vi) any gain arising from the acquisition of any securities of Company or any of its Subsidiaries.

     "Consolidated Net Worth" means, as of any date, the sum of the capital, surplus and retained earnings less any amount thereof attributable to treasury stock as would be reflected on a balance sheet of the Company and its Subsidiaries on a Consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means Consolidated Net Worth less Intangible Assets.

     "Controlled Group" means (i) the controlled group of corporations as defined in section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or business under common control as defined in section 414(c) of the United States Internal Revenue Code of 1986, as amended, of which Company is part or may become a part.

     "Current Assets" means, on a Consolidated basis, all cash, accounts receivable, inventory, marketable securities, and all other assets of Company and Subsidiaries as may properly be classified as current assets in accordance with GAAP.

     "Current Liabilities" means, on a Consolidated basis, all liabilities of Company and Subsidiaries maturing on demand or within one year from the date on which Current Liabilities are to be determined, and all other liabilities as may be properly classified as current liabilities in accordance with GAAP; provided, however, that the Facility A Revolving Credit Loans shall never be a Current Liability regardless of the maturity date thereof.

     "Current Maturities of Long Term Debt" means that portion of the long term debt of Company and Subsidiaries, on a consolidated basis, and that portion of the Capital Lease Obligations of Company and Subsidiaries, on a consolidated basis, which will be due in the twelve (12) months immediately following any date of computation of Current Maturities of Long Term Debt in accordance with GAAP, but excluding balloon payments of long term debt due at maturity, unless such balloon payment is reasonably expected to be paid at maturity, and specifically excluding the Revolving Credit Loans.

     "Current Ratio" means, on the date in question, the relationship of Current Assets to Current Liabilities.

     "Deed of Trust" means that certain Deed of Trust, dated October 29, 1999, executed by Company.

     "Dividends," in respect of any corporation, means:

      (i) Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

     (ii) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

     "Dollars" and the sign $ means lawful currency of the United States of America.

     "EBITDA" means for any period, the sum of Consolidated Net Income (excluding extraordinary gains and losses and gains and losses incurred in connection with the sale of assets not in the ordinary course of business) plus income taxes, Non-Cash Charges, and interest expense deducted in calculating such Consolidated Net Income during such period.

     "Eligible Account" means an Account of Company and/or Pledgor which meets all of the following requirements and continues to do so until collected in full:


(a) The account has been due less than one hundred twenty (120) days from the date of the invoice evidencing the account and represents a bona fide completed transaction;

(b) The amount shown on Company's or Pledgor's books is the amount actually owing to Company or Pledgor, the account has not been transferred to any other Person, and no Person other than Company or Pledgor has any claim thereto or to the goods;

(c) Company's and/or Pledgor's title to the account and (except as against the account debtor) to any goods is absolute;

(d) No partial payment has been made to anyone, no set-off or counterclaim to such account exists, and no agreement has been made with any Person under which any deduction or discount may be claimed other than regular discounts allowed by Company or Pledgor for prompt payments;

(e)       The account is not evidenced by an instrument or chattel paper;

(f) Agent, on behalf of the Banks, has a first and prior security interest in the account which is superior to any other security interest in or Lien upon the account;

(g)      The account is not owing by Company or an Affiliate;

(h)      The account is a legally enforceable obligation of the account debtor;

(i) The account is collectible within a reasonable period of time, subject to a reasonable reserve, if any, for losses that already have been established and is reflected on the most recent financial statements of Company or Pledgor;

(j) The account does not include or reflect any restructured obligations which are not currently due and payable;

(k) The account is not now owing by an account debtor which has (i) become or been adjudicated as bankrupt or insolvent, (ii) filed a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage of or seek any relief under any Debtor Relief Laws, or (iii) filed an answer admitting the material allegations of or consenting to, or default in, a petition filed against such account debtor in any bankruptcy, liquidation, conservatorship, moratorium, insolvency, or reorganization, or other insolvency proceeding;

(l) The account is not owing by an account debtor more than twenty percent (20%) of the aggregate dollar amount of whose accounts owing to Company or Pledgor have been due more than one hundred twenty (120) days from the dates of the invoices evidencing such accounts;

(m) The account is not owing by any federal governmental entity, department, agency or instrumentality;

(n) Except for accounts secured by letters of credit issued by a financial institution acceptable to Agent, except for accounts owing by Wal-Mart Canada in which Agent, on behalf of Banks, has a perfected first and prior security interest which is superior to any other security interest in or Lien upon such accounts, and except for accounts which have been owing by Wal-Mart Canada for not more than thirty (30) days in which Agent, on behalf of Banks, has an unperfected first and prior security interest which is superior to any other security interest in or Lien upon such accounts, the account is not owing by any account debtor whose principal place of business is located outside the United States of America; and

(o) Except for accounts owing by Wal-Mart Canada, the account is not owing by Wal-Mart Stores, Inc. or any Affiliate of Wal-Mart Stores, Inc.

Provided, however, all accounts owing by any single account debtor (other than Kmart) whose total accounts exceed twenty-five percent (25%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Company or to any Pledgor by all account debtors shall be excluded from Eligible Accounts for purposes of the Borrowing Base computation; and provided, further, that all accounts owing by Kmart if Kmart's total accounts exceed forty-five percent (45%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Company or to any Pledgor by all account debtors shall be excluded from Eligible Accounts for purposes of the Borrowing Base computation.

  "Eligible Inventory" means at any time that portion of the Inventory which consists of raw materials and finished goods then owned by, and in the possession or under the control of, Company or Pledgor and held for sale or disposition in the ordinary course of Company's or Pledgor's business and in which Agent has a perfected first priority security interest but specifically excluding each of the following:

      (a)  Obsolete inventory.

      (b)  Returned or damaged inventory.

      (c) Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding.

      (d) Inventory that is subject to any purchase money security interest in favor of a third party creditor.

      (e)  Inventory that is work in process.

      (f) Inventory that is located outside the borders of the United States of America.

"Environmental Claim" means any written notice by any Person alleging potential liability or responsibility for (i) any removal or remedial action, including, without limitation, any clean-up, removal or treatment of any Hazardous Material or any action to prevent or minimize the release or movement of any Hazardous Materials through or in the air, soil, surface water, ground water or other property, (ii) damage to the environment, or costs with respect thereto, or (iii) personal injury (including sickness, disease or death), resulting from or based upon (A) the presence, release or movement (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from the environment or any property, whether or not owned by the Company, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any permit issued to Company or any of its Subsidiaries pursuant to any Environmental Law.

"Environmental Laws" means the Comprehensive Environmental Response, compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq. ), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present and future state or local laws, and similar laws of jurisdictions other than the United States, to which Company or any of its Subsidiaries or any of its or their properties are subject.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

"Event of Default" has the meaning assigned to such term in Article IX.

"Excess Interest Amount" has the meaning assigned to such term in Section
3.04(b).

"Facility A Advance" has the meaning assigned to such term in Section
2.01(a).

"Facility A Borrowing" has the meaning assigned to such term in Section
2.01(a).

"Facility A Commitment" has the meaning assigned to such term in Section
2.01(a).

"Facility A Commitment Fee" has the meaning assigned to such term in
Section 2.01(c).

"Facility A Note" has the meaning assigned to such term in Section 3.01.

"Facility A Rate" means 15.0% per annum for the period beginning on the Closing Date and ending on October 30, 2000, 15.5% per annum for the period beginning on October 31, 2000 and ending on November 29, 2000, 16.0% per annum for the period beginning on November 30, 2000 and ending on December 30, 2000, 16.5% per annum for the period beginning on December 31, 2000 and ending on January 30, 2001, and 17.0% per annum for the period beginning on January 31, 2001 and ending on the Termination Date.

"Facility A Revolving Credit Loan" has the meaning assigned to such term in
Section 2.01(a).

"Facility A Revolving Credit Period" has the meaning assigned to such term in Section 2.01(a).

"Facility A Total Commitment" has the meaning assigned to such term in
Section 2.01(a).

"Facility B Advance" has the meaning assigned to such term in Section
2.02(a).

"Facility B Borrowing" has the meaning assigned to such term in Section
2.02(a).

"Facility B Commitment" has the meaning assigned to such term in Section
2.02(a).

"Facility B Commitment Fee" has the meaning assigned to such term in
Section 2.02(c).

"Facility B Note" has the meaning assigned to such term in Section 3.01.

"Facility B Rate" means 17.0% per annum.

"Facility B Revolving Credit Loan" has the meaning assigned to such term in
Section 2.02(a).

"Facility B Revolving Credit Period" has the meaning assigned to such term in Section 2.02(a).

"Facility B Termination Date" means December 29, 2000.

"Facility B Total Commitment" has the meaning assigned to such term in
Section 2.02(a).

"FDIC" means the Federal Deposit Insurance Corporation (or any successor thereby).

"Federal Funds Rate" has the meaning assigned to such term in Section
2.03(b).

     "Fixed Charge Coverage Ratio" means, on the date in question, for the trailing twelve (12) months, the relationship of Company's and its Subsidiaries' aggregate EBITDA to Company's and its Subsidiaries' aggregate interest expense plus Company's and its Subsidiaries' aggregate capital expenditures plus Current Maturities of Long Term Debt. However, for the period beginning on October 1, 2000, and ending on September 30, 2001, "Fixed Charge Coverage Ratio" means, on the date in question, the relationship of (a) Company's and its Subsidiaries' aggregate EBITDA for the period beginning on October 1, 2000, and ending on the date of computation of Fixed Charge Coverage Ratio to (b) the sum of (i) Company's and its Subsidiaries' aggregate interest expense for the period beginning on October 1, 2000, and ending on the date of computation of Fixed Charge Coverage Ratio, (ii) Company's and its Subsidiaries' aggregate capital expenditures for the period beginning on October 1, 2000, and ending on the date of computation of Fixed Charge Coverage Ratio, and (iii) the product of (A) Current Maturities of Long Term Debt and (B) a fraction the numerator of which will be the number of months between October 1, 2000, and the date of computation of Fixed Charge Coverage Ratio and the denominator of which will be twelve (12).

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Agent may approve, which are applicable as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

     "Gross Value of Inventory" means the lesser of (a) the actual cost to Company and Pledgors of all of the Inventory or (b) the gross market value of all of the Inventory, all as determined by Agent in its sole, reasonable discretion, which determination shall be final and binding upon Company.

     "Guarantors" means The Development Association, Inc., a Texas corporation, Office Holdings, Inc. (formerly known as Sav-on, Inc.), a Texas corporation, David James Manufacturing, Inc., a Texas corporation, PLC Leather Company, a Nevada corporation, Tandyarts, Inc., a Nevada corporation, Gifts Holdings, Inc. (formerly known as Licensed Lifestyles, Inc.), a Nevada corporation, Tandy Leather Dealer, Inc., a Texas corporation, TLC Direct, Inc., a Texas corporation, Cargo Furniture, Inc., a Nevada corporation, Tandycrafts de Mexico, S.A. de C.V., a Mexican corporation, TAC Holdings, Inc., a Delaware corporation, and Casual Concepts Holdings, Inc., a Delaware corporation, and any other corporation which executes a Guaranty Agreement after the date of this Loan Agreement.

     "Guaranty" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

     (i) to purchase such Indebtedness or any property constituting security therefor;

     (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness, or (B) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

    (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

     (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

     "Guaranty Agreement" means the Guaranty Agreement executed by Guarantors, in the form of Exhibit "H" hereto, as the same may be amended or supplemented from time to time.

     "Guarantor" means any of the Guarantors.

     "Hazardous Materials" means those substances which are regulated by or form the basis of liability under any Environmental Laws.

     "Indebtedness" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation:

     (i) all liabilities which would be reflected on a balance sheet of such Person, prepared in accordance with GAAP;

     (ii) all obligations of such Person in respect of any Capital Lease;

    (iii) all obligations of such Person in respect of any Guaranty; and

     (iv) the obligations of such Person owed to Banks or any of them.

     "Intangible Assets" means, on a consolidated basis, those assets of Company and its Subsidiaries which, in accordance with GAAP, are (i) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of Company and its Subsidiaries, and (ii) unamortized debt discount.

     "Inventory" means all of Company's and Pledgor's inventory of every nature and description, wherever located, including all goods, merchandise, raw materials, goods in process, and finished goods now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Company's and Pledgor's businesses and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, including insurance proceeds payable by reason of loss or damage to Company's and Pledgor's inventory.

     "Landlord's Lien Subordination Agreements" means the agreement (in form acceptable to Agent) executed by the owner/lessor (other than Company or Pledgor) of each tract of real estate where any Collateral may be located whereby the owner/lessor subordinates its Lien on the Collateral, if any, to Agent's security interest in the Collateral.

     "L/C Agreement" has the meaning assigned to such term in Section 5.03(d).

     "Law" means all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

     "Leases" mean those certain lease agreements between the owners of the real property on which any part of Company's or any Subsidiary's business is operated, as landlord, and Company or such Subsidiary, as tenant, pertaining to the lease of such real property.

     "Letter of Credit" means any commercial letter of credit or standby letter of credit issued pursuant to the terms of this Loan Agreement.

     "Letter of Credit Fee" has the meaning assigned to such term in Section 2.05(c).

     "Letter of Credit Liability'' means the aggregate undrawn face amount of all outstanding Letters of Credit.

     "Leverage Ratio" means, on the date in question, the relationship of Average Senior Funded Debt to EBITDA for the trailing twelve (12) months. However, for the period beginning on October 1, 2000, and ending on September 30, 2001, "Leverage Ratio" means, on the date in question, the relationship of
(a) the product of (i) Average Senior Funded Debt for the month ended October 31, 2000 through the date of computation of Average Senior Funded Debt and (ii) a fraction the numerator of which will be the number of months between October 1, 2000, and the date of computation of Leverage Ratio and the denominator of which will be twelve (12) to (b) EBITDA for the period beginning on October 1, 2000, and ending on the date of computation of Leverage Ratio.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind , including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

     "Loan Agreement" means this Amended and Restated Revolving Credit Agreement as such may be amended, renewed, extended and superseded from time to time.

     "Loan Documents" means this Loan Agreement, the Notes (including any renewals, extensions and refinancing thereof), the Guaranty Agreement, the Collateral Documents, and any agreements or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

     "Loans" means the Revolving Credit Loans.

     "Majority Banks" means, at any time, Banks holding Notes representing at least sixty-seven percent (67.0%) of the aggregate unpaid principal amount of the aggregate Revolving Credit Loans, whichever is applicable at that time, or if no Revolving Credit Loans are at the time outstanding, Banks having at least sixty-seven percent (67.0%) of the Total Commitment.

     "Material Adverse Effect" means any act, circumstance, or event that in Bank's reasonable judgment (i) could have any adverse effect whatsoever upon the validity or enforceability of the Loan Documents, (ii) causes or reasonably could be expected to cause an Event of Default under this Loan Agreement, (iii) is or might be material and adverse to the financial condition or business operations of the Company and its Subsidiaries on a consolidated basis, or (iv) could impair the ability of Company to perform its obligations under the Loan Documents in any material respect.

     "Maximum Rate" means, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Banks hereby notify Company that, and disclose to Company that, for purposes of the Texas Finance Code, as such may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect ; provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the "weekly ceiling" from time to time by further notice and disclosure to Company; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable rate ceiling under the Texas Finance Code and federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

     "Net Income" means the net income of the applicable Person excluding equity in earnings of nonconsolidated entities as defined in accordance with GAAP.

     "Net Security Value of Inventory" means the lesser of (a) the actual cost to Company and Pledgors of the Eligible Inventory or (b) the net market value of all of the Eligible Inventory after deducting therefrom the amount of any and all charges and Liens (other than Liens granted to Agent for the benefit of Banks) of all kinds against the Eligible Inventory, and all transportation, processing and other handling charges affecting the value thereof, and after taking into account any and all changes in the market value of the Eligible Inventory, all as determined by Agent in its sole, reasonable discretion, which determination shall be final and binding upon Company.

     "Non-Cash Charges" means the sum of depreciation and amortization (including amortization of good will) plus the net increase in deferred tax liability, if any, less the net decrease in deferred tax liability, if any, plus contributions of common stock of Company by Company to the Tandycrafts, Inc. Retirement Savings Plan during such period, all as reflected in the Consolidated financial statements of Company and its Subsidiaries in accordance with GAAP in an amount not to exceed the aggregate amount deducted by Company for such period for federal income tax purposes with respect to Company's contribution to the Tandycrafts, Inc. Employee Stock Ownership Plan.

     "Notes" means the promissory notes executed by Company and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof, and includes the Facility A Notes and the Facility B Notes. "Note" means any of the Notes.

     "Obligation" means all present and future indebtedness, obligations, and liabilities of Company to Banks or any of them, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Company evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

     "Officer's Certificate" means a certificate signed in the name of Company by its Chief Executive Officer, President, one of its Executive Vice Presidents, its Chief Financial Officer, one of its Vice Presidents, or its Controller.

     "Operating Lease Expense" means all rental expenses of Company and its Subsidiaries relating to real estate, but specifically excluding any rental expense of Company and its Subsidiaries relating to equipment.

     "Other Taxes" has the meaning assigned to such term in Section 3.09(b).

     "Past Due Rate" means the Maximum Rate.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     "Permitted Liens" means: (i) purchase money liens relating to or securing obligations in an aggregate amount not to exceed five hundred thousand dollars ($500,000.00); (ii) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs;
(iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due unless the same are being contested in good faith and for which adequate reserves have been provided; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;(vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by Company or any of its Subsidiaries in connection with existing or proposed structures or land use;
(vii) contractual liens and security interests applicable to inventory, equipment, and fixtures created by real property leases in which the lessee is Office Holdings, Inc. (formerly known as SAV-ON, Inc.), Cargo Furniture, Inc., The Development Association, Inc., Joshua's Christian Bookstores, or Tandy Leather; and (viii) Liens in favor of Agent, for the benefit of Banks, granted pursuant to any Collateral Document, and (ix) Liens existing on the date hereof and described in Exhibit "C" to the Security Agreements.

     "Percentage" means, with respect to any Bank, such Bank's proportionate share of the Total Commitment, as set forth in Exhibit "A" opposite its name under the heading "Commitment Percentage."

     "Person" means and include an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government or any department, agency or political subdivision thereof.

     "Plan" means an employee benefit plan or other plan maintained by Company for employees of Company and any of its Subsidiaries and/or covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

     "Pledgors" means, collectively, The Development Association, Inc., Office Holdings, Inc. (formerly known as Sav-on, Inc.), David James Manufacturing, Inc., PLC Leather Company, Tandyarts, Inc., Gifts Holdings, Inc. (formerly known as Licensed Lifestyles, Inc.), Tandy Leather Dealer, Inc., TLC Direct, Inc., Cargo Furniture, Inc., Tandycrafts de Mexico S.A. de C.V., TAC Holdings, Inc., and Casual Concepts Holdings, Inc.

     "Prior Agreement" means the Amended and Restated Revolving Credit Agreement dated October 29, 1999, among Agent, Company, Guarantors, and Banks, and all amendments, renewals and extensions thereof.

     "Property" means that certain tract of real property located in Tarrant County, Texas which is described in Exhibit "N" hereto.

     "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "Regulatory Defect" means (i) any failure of Company or any Guarantor to comply with any of the rules, regulations and other requirements as contemplated in Section 7.04 hereof which would have a Material Adverse Effect, and/or (ii) any unfavorable examination report shall be received by Company or any Guarantor from any regulatory or similar Tribunal regarding any of the businesses or activities in which the Company and Guarantors are engaged, if such report would have a Material Adverse Effect.

     "Reportable Event" means any reportable event as defined in Section 4043 of Title IV of ERISA.

     "Request for Borrowing" has the meaning assigned to such term in Section 2.03(a).

     "Restricted Payments" has the meaning assigned to such term in Section
8.05.

     "Revolving Credit Loans" means all Advances made by a Bank hereunder, and includes the Facility A Revolving Credit Loans and the Facility B Revolving Credit Loans.

     "Security Agreements" means all of the Pledge and Security Agreements dated on or before the Closing Date, executed by Company and Pledgors as required by Agent, and "Security Agreement" means any one of the Security Agreements.

     "Senior Funded Debt" means the sum of (a) all Indebtedness to Banks, (b) all Indebtedness to financial institutions other than Banks, (c) obligations under Capital Leases, and (d) all obligations of Company and its Subsidiaries under any Guaranty (but excluding the guaranties of real property leases addressed in Section 8.12 and excluding obligations of the Subsidiaries of Company under the Guaranty Agreement).

     "Subsidiary" means, as to any particular parent corporation, any corporation of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" means any "Subsidiary" of the Company.

     "Tandy Leather" means the Leather and Crafts reporting division of Company.

     "Taxes" means all taxes, levies, assessments, fees, withholdings or other charges at any time imposed by any Laws or Tribunal.

     "Termination Date" means March 31, 2001.

     "Title Company" means a title insurance company acceptable to Agent and to Banks which is authorized to issue title insurance policies in the State of Texas.

     "Title Policy" means a Mortgagee Policy of Title Insurance, dated November 2, 1999, issued to Agent by the Title Company in such amount as is required by Agent and Banks, insuring that the Deed of Trust creates a valid, first, and prior lien on the Property, subject to no exceptions other than the Permitted Liens and with the standard printed exceptions endorsed or deleted to Agent's satisfaction.

     "Total Commitment" means the sum of the Facility A Total Commitment and the Facility B Total Commitment for so long, but only so long, as the Facility B Commitments remain outstanding. From and after the date on which the Facility B Commitments have expired, "Total Commitment" means the Facility A Total Commitment.

     "Tribunal" means any municipal, state, commonwealth federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board or bureau or instrumentality.

     "Voting Stock" means, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

     "Warrant" means a warrant entitling the record owner thereof to purchase from the Company one (1) share of common stock in Company.

     1.02.     Other Definitional Provisions

          (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

          (d) All financial and other accounting terms not otherwise defined herein shall be defined and calculated in accordance with GAAP consistently applied.

                                  ARTICLE II
                                  ----------

              REVOLVING CREDIT LOANS; LETTER OF CREDIT FACILITY
              -------------------------------------------------

     2.01.     Revolving Credit Commitment-Facility A.

          (a) Revolving Loan Commitment-Facility A. Subject to the terms and conditions of this Loan Agreement, each Bank severally agrees to extend to Company, from the date hereof through the Termination Date (the "Facility A Revolving Credit Period"), a revolving line of credit which shall not exceed at any one time outstanding the amount set forth opposite its name on Exhibit "A" (for each Bank, such amount is hereinafter referred to as its "Facility A Commitment"). No Bank shall be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of all indebtedness and obligation of Company to such Bank hereunder exceeds such Bank's Facility A Commitment. If at any time the aggregate amount of all indebtedness and obligations of Company to any Bank hereunder exceeds such Bank's Facility A Commitment, Company shall promptly pay to Agent for application to the unpaid principal balance of such Bank's Facility A Note in an amount such that the aggregate amount of all indebtedness and obligations of Company to such Bank hereunder (after giving effect to such payment and reduction in the unpaid principal balance of such Bank's Facility A Note) shall not exceed such Bank's Facility A Commitment.

          Notwithstanding anything contained herein to the contrary, Banks shall not be obligated to make any Advance hereunder, if immediately after giving effect thereto, the sum of (i) the aggregate unpaid principal balance of the Facility A Notes and (ii) the Letter of Credit Liability would exceed at such time the Borrowing Limit less the aggregate unpaid principal balance of the Facility B Notes. Within the limits of this Section 2.01, prior to the Termination Date, Company may borrow, prepay pursuant to
     Section 3.03 hereof and reborrow under this Section 2.01. Each borrowing pursuant to this Section 2.01 and Section 2.03 shall be funded ratably by Banks in proportion to their respective Percentages. Each advance made by a Bank under Section 2.01(a) and Section 2.05 is herein called a "Facility A Advance"; all Facility A Advances made by a Bank hereunder are herein collectively called a "Facility A Revolving Credit Loan"; the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Facility A Revolving Credit Loans"; and the combined Facility A Advances made by Banks on any given day are herein collectively called a "Facility A Borrowing." The "Facility A Total Commitment" shall be that amount set forth opposite the term "Facility A Total Commitment" on Exhibit "A."

          (b) Optional and Mandatory Reduction of Facility A Commitment. Company shall have the right, upon three (3) Business Days' prior written notice to Agent, to terminate or to permanently reduce the unborrowed portion of the Facility A Total Commitment, in whole or in part (provided any partial reduction shall be in the minimum amount of $1,000,000.00 or any integral multiple thereof), effective on the first day of any calendar quarter hereafter. Effective on the earlier of the date of the closing of the sale of all or any part of the Property or March 31, 2001, the Facility A Total Commitment automatically and permanently shall be reduced by the amount of $6,000,000.00, such reduction to be in addition to any and all other reductions in the Facility A Total Commitment required or permitted by this Loan Agreement. In addition, the Facility A Total Commitment automatically and permanently shall be reduced by the amount of the net proceeds generated by the sale of Tandy Leather Direct or any of the assets of Tandy Leather Direct (other than inventory sold in the ordinary course of business). Finally, in addition to and notwithstanding the reductions in the Facility A Total Commitment required or permitted by this Section 2.01(b) as above provided, the application of net proceeds generated on or after the Closing Date by the sale of any of the assets of the Company or any Subsidiary or by the sale of any Subsidiary (other than any proceeds generated as a result of the sale of inventory in the ordinary course of business of the Company or any Subsidiary) shall in each case automatically and permanently reduce the Facility A Total Commitment by the amount of such net sales proceeds required by Section 7.17 to be applied to the payment of the Facility A Revolving Credit Loans. Each partial reduction of the Facility A Total Commitment shall ratably reduce each Bank's Facility A Commitment.

          (c) Facility A Commitment Fee. In addition to the payments provided for in Article III, Company shall pay to Agent, for the account of each Bank, on the first day of each fiscal quarter of Company, a Facility A Revolving Credit Loan commitment fee ("Facility A Commitment Fee"). The Facility A Commitment Fee shall be calculated by applying the Applicable Margin (under the heading "Commitment Fee"), determined as of the beginning of such fiscal quarter of Company (calculated on the basis of a year consisting of 360 days) to the average daily amount of such Bank's Facility A Commitment which was unused during the immediately preceding fiscal quarter of Company.

     2.02.     Revolving Credit Commitment-Facility B.


          (a) Revolving Loan Commitment-Facility B. Subject to the terms and conditions of this Loan Agreement, each Bank severally agrees to extend to Company, from the date hereof through the Facility B Termination Date (the "Facility B Revolving Credit Period"), a revolving line of credit which shall not exceed at any one time outstanding the amount set forth opposite its name on Exhibit "A" (for each Bank, such amount is hereinafter referred to as its "Facility B Commitment"). No Bank shall be obligated to make any Advance hereunder if, immediately after giving effect thereto, the aggregate amount of all indebtedness and obligation of Company to such Bank hereunder exceeds such Bank's Facility B Commitment. If at any time the aggregate amount of all indebtedness and obligations of Company to any Bank hereunder exceeds such Bank's Facility B Commitment, Company shall promptly pay to Agent for application to the unpaid principal balance of such Bank's Facility B Note in an amount such that the aggregate amount of all indebtedness and obligations of Company to such Bank hereunder (after giving effect to such payment and reduction in the unpaid principal balance of such Bank's Facility B Note) shall not exceed such Bank's Facility B Commitment.

          Notwithstanding anything contained herein to the contrary, Banks shall not be obligated to make any Advance hereunder, if immediately after giving effect thereto, the sum of (i) the aggregate unpaid principal balance of the Facility B Notes would exceed at such time the Borrowing Limit less the sum of (i) the aggregate unpaid principal balance of the Facility A Notes and (ii) the Letter of Credit Liability. Within the limits of this Section 2.02, prior to the Facility B Termination Date, Company may borrow, prepay pursuant to Section 3.03 hereof and reborrow under this Section 2.02.
     Each borrowing pursuant to this Section 2.02 and Section 2.03 shall be funded ratably by Banks in proportion to their respective Percentages.
     Each advance made by a Bank under Section 2.02a) is herein called a "Facility B Advance"; all Facility B Advances made by a Bank hereunder are herein collectively called a "Facility B Revolving Credit Loan"; the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Facility B Revolving Credit Loans"; and the combined Facility B Advances made by Banks on any given day are herein collectively called a "Facility B Borrowing." The "Facility B Total Commitment" shall be that amount set forth opposite the term "Facility B Total Commitment" on Exhibit "A."

          (b) Optional and Mandatory Reduction of Facility B Commitment. Company shall have the right, upon three (3) Business Days' prior written notice to Agent, to terminate or to permanently reduce the unborrowed portion of the Facility B Total Commitment, in whole or in part (provided any partial reduction shall be in the minimum amount of $1,000,000.00 or any integral multiple thereof), effective on the first day of any calendar quarter hereafter. Effective November 30, 2000, the Facility B Total Commitment automatically and permanently shall be reduced by the amount of $1,000,000.00, such reduction to be in addition to any and all other reductions in the Facility B Total Commitment required or permitted by this Loan Agreement. Each partial reduction of the Facility B Total Commitment shall ratably reduce each Bank's Facility B Commitment.

          (c) Facility B Commitment Fee. In addition to the payments provided for in Article III, Company shall pay to Agent, for the account of each Bank, on the first day of each fiscal quarter of Company, a Facility B Revolving Credit Loan commitment fee ("Facility B Commitment Fee"). The Facility B Commitment Fee shall be calculated by applying the Applicable Margin (under the heading "Commitment Fee"), determined as of the beginning of such fiscal quarter of Company (calculated on the basis of a year consisting of 360 days) to the average daily amount of such Bank's Facility B Commitment which was unused during the immediately preceding fiscal quarter of Company.

     2.03.     Manner of Borrowing.

          (a) Request for Borrowing. Each request by Company to Agent for a Borrowing under Section 2.01 or 2.02 (a "Request for Borrowing") shall be in writing or by telephonic notice and specify the aggregate amount of such requested Borrowing and the requested date of such Borrowing. Company shall furnish to Agent the Request for Borrowing as set forth herein. Any written Request for Borrowing shall: (i) in the case of a Facility A Borrowing, be in the form attached hereto a Exhibit "D," and (ii) in the case of a Facility B Borrowing, be in the form attached hereto as Exhibit "E." If such Request for Borrowing is by telephonic notice, said telephonic notice shall be confirmed in writing promptly after such telephonic notice pursuant to a Confirmation of Request for Borrowing (i) substantially in the form attached hereto as Exhibit "F" in the case of a Facility A Borrowing and (ii) substantially in the form attached hereto as Exhibit "G" in the case of a Facility B borrowing. A Request for Borrowing and a Confirmation of Request for Borrowing may be provided by facsimile transmission; however, Bank must be in receipt of one or the other prior to funding the Advance. Each Borrowing shall be in an aggregate principal amount of one hundred thousand dollars ($100,000.00) or any integral multiple of one hundred thousand dollars ($100,000.00).

          Each Request for Borrowing shall be irrevocable and binding on Company and, in respect of the Borrowing specified in such Request for Borrowing, Company shall indemnify each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund the Advance to be made by Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          After receiving a Request for Borrowing in the manner provided herein, Agent shall promptly notify each Bank by telephone (confirmed immediately by telex or cable), facsimile, telex or cable of the amount of the Borrowing and such Bank's pro rata share of such Borrowing, the date on which the Borrowing is to be made, and whether such Borrowing will be a Facility A Borrowing or a Facility B Borrowing.

          (b) Funding. Each Bank shall, before 1:00 P.M. (Fort Worth time) on the date of such Borrowing specified in the notice received from Agent pursuant to Section 2.03(a), deposit with Agent such Bank's ratable portion of such Borrowing in immediately available funds to Agent's account. Upon fulfillment of all applicable conditions set forth herein and after receipt by Agent of such funds, Agent shall pay or deliver such proceeds to or upon the order of Company at the principal office of Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall fail to provide its ratable portion of such funds and if all conditions to such Borrowing shall have been satisfied, Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.03(b). Neither Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to make an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Note. Upon the failure of a Bank to make an Advance required to be made by it hereunder, Agent shall use good faith efforts to obtain one or more banks, acceptable to Company and Agent, to replace such Bank, but neither the Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Bank.

          Unless Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to Agent such Bank's ratable portion of such Borrowing, Agent may assume that such Bank has made such portion available to Agent on the date of such Borrowing in accordance with this Section 2.03(b) and Agent may, in reliance upon such assumption, make available to or on behalf of Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to Agent, such Bank severally agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or on behalf of Company until the date such amount is repaid to Agent,
     (i) in the case of Company, at the rate per annum equal to the rate applicable to the Borrowing in question, and (ii) in the case of a Bank,
     the Federal Funds Rate.   If such Bank shall repay to the Agent such
     corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. As used herein, the phrase "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by Agent.

          2.04. Interest Rate. The unpaid principal of each Facility A Advance shall bear interest from the date of Advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Facility A Rate in effect from day to day, or (b) the Maximum Rate. The unpaid principal of each Facility B Advance shall bear interest from the date of advance until paid at a rate per annum which shall be equal to the lesser of (a) the Facility B Rate or (b) the Maximum Rate. All past due principal of, and to the extent permitted by applicable law, interest on the Notes shall bear interest at the Past Due Rate. Notwithstanding the foregoing, the unpaid principal balance of the Notes shall bear interest as provided in Section 3.04(b), upon the occurrence of the circumstances described in such section.

     2.05.     Letters of Credit.

          (a) Issuance of Letters of Credit. From time to time from the Closing Date until the Business Day prior to the Termination Date, Company may request Agent to issue standby and commercial Letters of Credit for the account of Company. Each request shall be accompanied by a duly executed and completed Application and Agreement For Letter of Credit ("L/C Agreement") in form and substance reasonably satisfactory to Agent and such other documents as Agent may reasonably require. Except as otherwise provided herein with respect to the Atlantic Mutual Letter of Credit, each Letter of Credit shall have an expiration date which shall be the sooner of one year or the Termination Date. Agent shall not be obligated to issue any Letter of Credit for the account of Company, if, immediately after giving effect thereto, the sum of (a) the unpaid principal balance of the Notes, and (b) the Letter of Credit Liability would exceed at such time the Borrowing Limit; and provided further that the aggregate undrawn amount of all outstanding standby Letters of Credit shall not at any time exceed Five Million and no/100 Dollars ($5,000,000.00). The undrawn amount of all Letters of Credit shall be reserved under the Facility A Commitment and shall not be available for borrowings thereunder. Each draft paid by Agent under a Letter of Credit shall be deemed a Facility A Advance under the Facility A Total Commitment and shall be repaid by Company in accordance with the terms and conditions of this Loan Agreement applicable to such Facility A Advances; provided however, that if Facility A Advances are not available, for any reason, at the time any draft is paid by Agent then Company shall immediately pay to Agent the full amount of such draft, together with interest thereon from the date such amount is paid by Agent to the date such amount is fully repaid by Company. In such event Company agrees that Agent, in its sole discretion, may debit any demand deposit account maintained by Company with Agent for the amount of any such draft. Any draw or payment by Agent under a Letter of Credit for the account of Company shall be treated as a Facility A Advance under each of the Notes in an amount determined by multiplying the amount of the draw or payment under the Letter of Credit by the Percentage of each such Bank, which amount shall be promptly remitted to Agent by each Bank on the same day as requested by Agent.

          (b) Effect of Issuance of Letters of Credit. Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased from Agent a pro rata participation in such Letter of Credit (including funding obligations, reimbursement rights and other rights and obligations of Agent thereunder and other applicable provisions of this Loan Agreement) according to such purchasing Bank's Percentage. As a result of such purchase, the amount of such purchasing Bank's Facility A Commitment available for the Facility A Revolving Credit Loan and Letters of Credit shall be reduced by the amount of such participation. If or to the extent that Agent has not been reimbursed by Company for any payment made by Agent under any Letter of Credit, each Bank shall, pro rata according to its participation in such Letter of Credit, reimburse Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse Agent shall not be affected by the occurrence of an Event of Default. Any such reimbursement by any such Bank shall not relieve or otherwise impair the obligation of Company to reimburse Agent for the amount of any payment made by Agent under any Letter of Credit, together with interest and other payments as hereinafter provided. Agent shall administer each Letter of Credit which it issues in accordance with the L/C Agreement and its customary practices and procedures.

          (c) Fees Applicable to Letters of Credit. At the time of issuance of each Letter of Credit, Company shall pay to Agent, for the pro rata account of each Bank, a fee in an amount equal to the Applicable Margin (under the heading "Letter of Credit"), on the undrawn amount of each Letter of Credit. At the time of issuance of each Letter of Credit, Company shall pay to Agent, as issuing Bank, a fee of .125% per annum (calculated on the basis of a 360-day year, actual days elapsed), on the face amount of such Letter of Credit. The "Letter of Credit Fee" is not prorated among the Banks. In addition, Company shall be liable to Agent, as issuing Bank, for additional Letter of Credit fees, as such may be incurred from time to time, including, but not limited to, fees for amendment, transfer and negotiation, determined in accordance with Bank's standard fees and charges then in effect for such activity.

          (d) Renewal of Atlantic Mutual Letter of Credit. Provided that all conditions to the obligation of any Bank to issue a Letter of Credit as set forth in Section 5.03 have been properly and timely satisfied, Agent shall extend the maturity of the Atlantic Mutual Letter of Credit to November 16, 2001, and shall amend the Atlantic Mutual Letter of Credit to make it automatically renewable by the beneficiary thereof.

     2.06. Collateral. In order to secure the Obligation, in part, Company and the Pledgors have, or will, execute certain Collateral Documents which shall create a security interest in certain personal property in favor of Agent and Banks for the benefit of Agent and Banks, which shall create a lien on the Property and all improvements at any time located thereon in favor of a trustee selected by Agent for the benefit of Agent and Banks, and which shall create a lien on the Arkansas Property and all improvements at any time located thereon in favor of Agent for the benefit of Agent and Banks. In addition, if the Atlantic Mutual Letter of Credit is outstanding on February 28, 2001, Company shall, on or before February 28, 2001, (a) deliver to Agent cash collateral in an amount not less than $435,000.00, (b) grant to Agent for the benefit of Banks a first and prior security interest in and lien upon such cash collateral to secure the Obligation, and (c) execute and deliver to Agent such pledge agreements and other documents as Agent may require in order to create and perfect a first and prior security interest in and lien upon such cash collateral in favor of Agent for the benefit of Banks.

     2.07. Amendment Fee. Company shall pay to Agent, for the benefit of Banks, an Amendment Fee (herein so called) in the total amount of $410,000.00 to be divided equally between the Banks. The Amendment Fee shall be due and payable in installments as follows: an installment in the amount of $200,000.00 shall be due and payable on the Closing Date; thereafter, installments in the amount of $70,000.00 each shall be due and payable on each of October 31, 2000, November 30, 2000, and December 31, 2000. If any installment of the Amendment Fee is not timely paid, such failure shall constitute an Event of Default.



                                ARTICLE III
                                -----------

                       NOTES AND INTEREST RATE PAYMENTS
                       --------------------------------

     3.01.     Promissory Notes.  The Facility A Advances under Section 2.03(a),
Section 2.03(b), and Section 2.05 by a Bank shall be evidenced by a promissory note (each a "Facility A Note" and collectively, the "Facility A Notes") of Company, which Facility A Notes shall (a) be dated the date hereof, (b) be in the amount of such Bank's Facility A Commitment, (c) be payable to the order of such Bank at the office of Agent, (d) bear interest in accordance with
Section 2.04, and (e) be in the form of Exhibit "B" attached hereto with blanks appropriately completed in conformity herewith. The Facility B Advances under
Section 2.03(a) and Section 2.03(b) by a Bank shall be evidenced by a promissory note (each a "Facility B Note" and collectively, the "Facility B Notes") of Company which Facility B Notes shall (a) be dated the date hereof,
(b) be in the amount of such Bank's Facility B Commitment, (c) be payable to the order of such Bank at the office of Agent, (d) bear interest in accordance with Section 2.04, and (e) be in the form of Exhibit "C" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of any Bank's Facility A Note or Facility B Note as stated on the face thereof, the amount of principal actually owing on such Note at any given time shall be in the aggregate of all Facility A Advances or Facility B Advances, as the case may be, theretofore made to Company hereunder, less all payments of principal theretofore actually received hereunder by a Bank.

     3.02. Principal Payments on Revolving Credit Loans. The unpaid principal amount of each Facility A Note, and all accrued but unpaid interest thereon, shall be due and payable on the Termination Date. The unpaid principal amount of each Facility B Note, and all accrued but unpaid interest thereon, shall be due and payable on the Facility B Termination Date.

     3.03.     Prepayments.

          (a) Optional Prepayments. Company may, without premium or penalty, prepay the principal of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that each prepayment of less than the full outstanding principal balance of the Notes shall be in an amount equal to one hundred thousand dollars ($100,000.00) or an integral multiple thereof.

          (b) General Prepayment Provisions. Any prepayment of a Note hereunder shall be applied to interest and principal in such order as Agent shall determine in its sole discretion.

            (c) Mandatory Prepayment. Section 7.17 contains mandatory prepayment provisions.


     3.04. Payment of Interest on the Notes.

          (a) Revolving Credit Period. Prior to the Termination Date, the interest on the unpaid principal amount of each Facility A Advance shall be payable monthly as it accrues on the first Business Day of each month, commencing November 1, 2000, and continuing regularly and monthly thereafter until and including the Termination Date. Prior to the Facility B Termination Date, the interest on the unpaid principal amount of each Facility B Advance shall be payable as it accrues on the first Business Day of each month, commencing November 1, 2000, and continuing regularly and monthly thereafter until and including the Facility B Termination Date. Should any installment of interest become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

          (b) Recapture Rate. If, on any interest payment date, Agent does not receive interest (for the account of any Bank) on such Bank's Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Company shall, upon the written demand of Agent or such Bank, pay to such Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount calculated as of such later interest payment date; provided, however, that in no event shall Company be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note of any Bank, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of such Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (ii) the aggregate amount of interest actually paid to such Bank on such Note on or prior to such date.

     3.05. Calculation of Interest Rates. Interest on the unpaid principal of each Advance shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

     3.06. Manner and Application of Payments. All regularly scheduled payments of principal of, and interest on, any Note shall be made by Company to Agent before 2:00 p.m. (Fort Worth time), in federal or other immediately available funds at Agent's principal banking office in Fort Worth. Should the principal of, or any installment of the principal or interest on, any Note, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Agent hereunder for the account of a Bank shall be promptly distributed by Agent to such Bank. All payments made on any Note shall be credited, to the extent of the amount thereof and subject to Section 3.03(b), in the following manner: (a) first, against the amount of interest accrued and unpaid on the Note as of the date of such payment; (b) second, against all principal (if any) due and owing on the Note; (c) third, as a prepayment of outstanding Facility B Advances under the Facility B Note; and (d) fourth, as a prepayment of outstanding Facility A Advances under the Facility A Note. Subject to the foregoing, payments and prepayments of principal of the Notes shall be applied to such outstanding Facility A Advances and Facility B Advances under the Notes as Company shall select; provided, however, that if Company shall fail to select the Advances to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Agent shall apply the payment first to any expenses incurred by Agent for which Agent is entitled to be reimbursed under any of the Loan Documents, then to Facility A Advances and finally to Facility B Advances.

     3.07.     Pro Rata Treatment.

Each payment received by Agent hereunder for or on account of Banks or any of them on the Notes shall be distributed to each Bank entitled to share in such payment, pro rata in proportion to the then unpaid principal balance of the Note of each Bank. Unless Agent shall have received notice from Company prior to the date on which any payment is due to Banks hereunder that Company will not make such payment in full, Agent may assume that Company has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Company shall not have so made such payment in full to Agent, each Bank shall repay to Agent on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the rate applicable to such portion of the Revolving Credit Loan on its due date.

     3.08. Lending Office. Each Bank may (a) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Advance and
(b) change its lending offices from time to time by notice to Agent and Company. Each Bank shall be entitled to fund all or any portion of its Revolving Credit Loan in any manner that it deems appropriate.

     3.09.     Taxes.

          (a) Any and all payments by Company hereunder or under the Notes shall be made, in accordance with Section 3.06, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Bank and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and, in the case of each Bank Taxes imposed on its income and franchise taxes imposed on it by the jurisdiction of such Bank's lending office or any political subdivision thereof. If Company shall be required by law to deduct any Taxes (i.e., Taxes for which Company is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under any Note to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.09) such Bank or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions and (iii) Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Company will indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.09) paid by such Bank or Agent (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Bank or Agent makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment of Taxes, Company will furnish to Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this Section 3.09 shall survive the payment in full of the obligation.

          (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Revolving Credit Loans, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not have a material adverse effect upon it.

     3.10. Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment, to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount recovered. Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section
3.10 may, to the fullest extent permitted by law exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Company in the amount of such participation.

                                ARTICLE IV
                                ----------
                           [Intentionally Omitted]

                                ARTICLE V
                                ---------
                           CONDITIONS PRECEDENT
                           --------------------

     5.01. Initial Advances. The obligation of each Bank to make the Loans herein provided for and the initial Advance thereunder is subject to the condition precedent that, on or before the date of such Advance, Agent shall have received for each Bank the following, each dated the date of such Advance or such earlier date as may be acceptable to Agent and such Bank, in form and substance satisfactory to Agent and such Bank:

          (a) Facility A Note. A duly executed promissory note, drawn to the order of such Bank, in the form of Exhibit "B" attached hereto with appropriate insertions.

          (b) Facility B Note. A duly executed promissory note, drawn to the order of such Bank, in the form of Exhibit "C" attached hereto with appropriate insertions.

          (c) Guaranty Agreement. The Guaranty Agreement executed by each Guarantor.

          (d) Articles of Incorporation of Company. A copy of the Articles of Incorporation of Company and all amendments thereto.

          (e)  Bylaws of Company.  A certified copy of the bylaws of Company.

          (f) Resolutions of Company. Resolutions of Company authorizing the execution of the Loan Documents duly adopted by the Board of Directors of Company and accompanied by a certificate of the Secretary of Company stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

          (g) Incumbency Certificate of Company. An incumbency certificate with respect to Company executed by the appropriate officers of Company.

          (h) Certificates of Existence and Account Status For Company. A current certificate of existence and good standing from the State of Delaware and a current certificate of account status from the Comptroller of Public Accounts of the State of Texas.

          (i) Authority to Transact Business. Certificate evidencing the authority of Company to conduct or transact business in the State of Texas.

          (j) Articles of Incorporation of Pledgors. A copy of the Articles of Incorporation of each Guarantor and all amendments thereto.

          (k) Bylaws of Pledgors. A certified copy of the Bylaws of each Guarantor.

          (l) Resolutions of Pledgors. Resolutions of each Pledgor approving the execution of the Security Agreement duly adopted by the Board of Directors of each of such Pledgor and accompanied by a certificate of the Secretary of each of such Pledgor stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect.

          (m) Incumbency Certificates of Pledgors. An incumbency certificate with respect to each Guarantor executed by the appropriate officers of each such Guarantor.

          (n) Certificates of Existence and Account Status For Each Pledgor. A current certificate of existence from the state of incorporation of each Guarantor and a certificate of account status from the Comptroller of Public Accounts of the State of Texas for each Guarantor.

          (o) Opinion of Counsel. An executed opinion (in form and substance satisfactory to Agent) of counsel to Company and each Guarantor.

          (p) Amendment Fee. The initial installment of the Amendment Fee, such initial installment being in the amount of $200,000.00, to be divided equally between the Banks.

          (q) Financial Projections. Company's one (1) year financial projections which are satisfactory in form and substance to Agent.

          (r) Landlord's Lien Subordination Agreements. Except with respect to the properties described in Exhibit "Q," Landlord's Lien Subordination Agreements, dated on or before the Closing Date, duly executed by the landlord under each lease of real property where Collateral is located.

          (s) Security Agreements. Security Agreements and appropriate financing statements.

          (t)  Deed of Trust.  The Deed of Trust.

          (u)  Title Policy.  The Title Policy.

          (v)  Mortgage.  The Mortgage.

          (w) Arkansas Title Policy. Within thirty (30) days after the Closing Date, the Arkansas Title Policy.

          (x) Additional Information. Such other and additional documents, reports and information which Agent may reasonably request of Company and Guarantors.

     5.02. All Advances. The obligations of each Bank to make any Advance under this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

          (a) No Defaults. As of the date of the making of such Advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

          (b) Compliance with Loan Agreement. Company shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with by Company before or at the date of such Advance.

          (c) Request for Borrowing. In the case of any Borrowing, Agent shall have received from Company a Request for Borrowing in the form of either Exhibit "D" or Exhibit "E" attached hereto, dated as of the date of such Advance and signed by an authorized officer of Company, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Company contained in this Loan Agreement and each of the Loan Documents executed by Company are true and correct, (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and (iii) such other facts as Agent may reasonably request. If any Advance was by telephonic notice, said telephonic notice must be confirmed in writing prior to Agent funding the Advance pursuant to a Confirmation of Request for Advance (A) substantially in the form attached as Exhibit "F" in the case of a Facility A Advance and (B) substantially in the form of Exhibit "G" in the case of a Facility B Advance.

          (d) No Material Adverse Change. As of the date of making such Advance, no change has occurred in the business or financial condition of the Company and its Subsidiaries on a Consolidated basis which causes or could cause a Material Adverse Effect.

          (e) Representations and Warranties. The representations and warranties contained in Article VI (other than the representations and warranties contained in Section 6.07) hereof shall be true in all material respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

          (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Company or any Guarantor.

          (g) Borrowing Limit. After the making of such Advance, the aggregate of the Revolving Credit Loans and the Letter of Credit Liability does not exceed the Borrowing Limit.

          (h) Certificate of Borrowing Base. In the case of any Borrowing, Agent shall have received from Company a Certificate of Borrowing Base, dated as of the close of business on the Business Day immediately preceding the date of such Advance and signed by an authorized officer of Company.

     5.03. Letters of Credit. The obligations of Bank to issue any Letter of Credit under this Agreement (including the initial Letter of Credit issued hereunder) shall be subject to the following conditions precedent:

          (a) No Defaults. As of the date of the issuance of such Letter of Credit, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

          (b) Compliance with Loan Agreement. Company shall have performed and complied in all material respects with all agreements and conditions contained herein and in the Loan Documents which are required to be performed or complied with by Company before or at the date of issuance of such Letter of Credit.

          (c) Continuing Letter of Credit Agreement. In the case of a request for the issuance of a Letter of Credit, Agent shall have received from Company a Continuing Letter of Credit Agreement in the form of Exhibit "I" attached hereto.

          (d) L/C Agreement. In the case of each request for the issuance of a Letter of Credit, Agent shall have received from Company an Application and Agreement For Letter of Credit ("L/C Agreement").

          (e) No Material Adverse Change. As of the date of issuance of such Letter of Credit or the creation of any Banker's Acceptance, no change has occurred in the business or financial condition of the Company and its Subsidiaries on a Consolidated basis which causes or could cause a Material Adverse Effect.

          (f) Representations and Warranties. The representations and warranties contained in Article VI (other than the representations and warranties contained in Section 6.07) hereof shall be true in all material respects on the date of issuance of the Letter of Credit, with the same force and effect as though made on and as of that date.

          (g) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Company or any Subsidiary, except Brand Name Apparel, Inc.

          (h) Borrowing Limit. After the issuance of such Letter of Credit, the aggregate of the Revolving Credit Loans and the Letter of Credit Liability does not exceed the Borrowing Limit.

          (i) Certificate of Borrowing Base. In the case of a request for the issuance of a Letter of Credit, Agent shall have received from Company a Certificate of Borrowing Base, dated as of the close of business on the Business Day immediately preceding the date of issuance of such letter of Credit and signed by an authorized officer of Company.


                                  ARTICLE VI
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce Banks to make the Loans, Company represents and warrants to Banks that:

     6.01. Organization and Good Standing of Company. Company is a corporation duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     6.02. Organization and Good Standing of Guarantors. Each Guarantor is a corporation duly organized and existing in good standing under the laws of the state of Its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it will transact business in the future and where the failure to so qualify would have a Material Adverse Effect.

     6.03. Authorization and Power. Company has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement and the other Loan Documents to be executed by Company; Company is duly authorized to, and has taken all corporate action necessary to authorize Company to, execute, deliver and perform this Loan Agreement, the Notes and the other Loan Documents and is and will continue to be duly authorized to perform this Loan Agreement, the Notes and the other Loan Documents. Each Guarantor has the corporate power and requisite authority to execute, deliver and perform the Guaranty Agreement.

     6.04. No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes, the Guaranty Agreement or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Company or any Guarantor is subject or any judgment, license, order or permit applicable to Company or any Guarantor, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument (except with respect to any anti-encumbrance clause that may be a part of any real property lease under which Company or any Guarantor is the lessee) to which Company or any Guarantor is a party or by which Company or any Guarantor may be bound, or to which Company or any Guarantor may be subject, or violate any provision of the Articles of Incorporation or Bylaws of Company or any Guarantor. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company or any Guarantor of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

     6.05. Enforceable Obligations. This Loan Agreement, the Notes, the Guaranty Agreement and the other Loan Documents are the legal and binding obligations of the person executing such Loan Documents, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     6.06. No Liens. Except for Permitted Liens, all of the properties and assets of Company and its Subsidiaries are free and clear of all Liens and other adverse claims of any nature, and such corporation has and will have good and marketable title to such properties and assets.

     6.07. Financial Condition. Company has delivered to Agent copies of the balance sheet of Company as of June 30, 2000, and the related consolidated statements of income, stockholders' equity and changes in financial position for the period ended such date; such financial statements are true and correct in all material respects, fairly present the financial condition of Company as of such date and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods except for the exclusion of footnotes and normal adjustments; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Company and its Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements or disclosed in writing to Agent; no changes having a Material Adverse Effect have occurred in the financial condition or business of Company since June 30, 2000.

     6.08. Full Disclosure. There is no material fact that Company has not disclosed to Bank which could have a Material Adverse Effect on the properties business, prospects or condition (financial or otherwise) of Company or any Guarantor. Neither the financial statements referred to in Section 6.07 hereof, nor any certificate or statement delivered herewith or heretofore. by Company to Bank in connection with negotiation of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

     6.09. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     6.10. No Litigation. Except as described in Exhibit "K" attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Company threatened, against Company or any Guarantor that would, if adversely determined, have a Material Adverse Effect.

     6.11. Regulatory Defects. As of the date hereof, Company has advised Banks, in writing (including by Exhibit "L" attached hereto), of all Regulatory Defects of which Company has been advised or has knowledge.

     6.12. Use of Proceeds; Margin Stock. The proceeds of the Loans will be used by the Company solely for the purposes specified in the preamble. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Company nor any Person acting on behalf of Company has taken or will take any action which might cause the Notes or any of the other Loan Documents, including this Loan Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Company does not own any "margin stock" except for that described in the financial statements referred to in
Section 6.07 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by Company and its Subsidiaries does not exceed 25% of the aggregate value of all of the assets of Company and its Subsidiaries.

     6.13. No Financing of Corporate Takeovers. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     6.14. Taxes. Except as previously disclosed to Bank, all tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have been filed or will be filed prior to the date on which the tax payable with respect to such return will become delinquent and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Company or any Subsidiary or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon. To the best of Company's knowledge, there is no proposed tax assessment for delinquent taxes against Company and there is no basis for such assessment.

     6.15. Principal Office, Etc. The principal office, chief executive office and principal place of business of Company is at 1400 Everman Parkway, Fort Worth, Tarrant County, Texas 76140, and Company maintains its principal records and books at such address.

     6.16. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan;(c) neither the Company, any member of the Controlled Group, nor any duly appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension
Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Company has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

     6.17.     Compliance with Law. Except as described on Exhibit "L,"
Company and each of the Guarantors are in compliance in all material respects with all laws, rules, regulations, ordinances, orders and decrees which are applicable to Company, the Guarantors or any of their respective properties or business, the failure to comply with which could have a Material Adverse Effect, including all Environmental Laws. Neither Company nor any Subsidiary has been notified by any Governmental Authority that Company or any Subsidiary has failed to comply with any such laws, rules, regulations, orders or decrees, the failure to comply with which would result in a Material Adverse Effect, nor has Company or any Subsidiary been notified of any Environmental Claim except as described in Exhibit "M."

     6.18. Government Regulation. Neither Company nor any of the Guarantors are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Company or any of its Consolidated Subsidiaries of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     6.19. Insider. Company is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section375(b)(5) or in regulations promulgated pursuant thereto) of Company is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary, or of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

     6.20. Subsidiaries. Company directly owns all of the capital stock of The Development Association, Inc., a Texas corporation, Office Holdings, Inc. (formerly known as Sav-On, Inc., a Texas corporation), David James Manufacturing, Inc., a Texas corporation, PLC Leather Company, a Nevada corporation, Tandyarts, Inc., a Nevada corporation, Gifts
Holdings, Inc. (formerly known as Licensed Lifestyles, Inc.), a Nevada corporation, Tandy Leather Dealer, Inc., a Texas corporation, TLC Direct, Inc., a Texas corporation, Cargo Furniture, Inc., a Nevada corporation, and Tandycrafts de Mexico, S.A. de C.V., a Mexican corporation, in each case free and clear from all liens, security interests, charges and encumbrances. Company and certain of the Subsidiaries of Company directly own all of the capital stock of TAC Holdings, Inc., a Delaware corporation, free and clear from all liens, security interests, charges and encumbrances. Cargo Furniture, Inc. directly owns all of the capital stock of Casual Concepts Holdings, Inc., a Delaware corporation, free and clear from all liens, security interests, charges and encumbrances.

     6.21. Solvency. Except as disclosed to Agent in writing, Company and each of its Subsidiaries now have capital sufficient to carry on their businesses and transactions and all business and transactions in which they are about to engage, and for which they have projected, and are now solvent and able to pay their debts as they mature and each of Company and its Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value greater than the amount required to pay its respective debts. Without giving effect to the Guaranty Agreement, no Guarantor is "insolvent" on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities does not exceed the fair market value of such Guarantor's assets). After giving effect to the Guaranty Agreement, no Guarantor is insolvent on the date hereof (that is, the sum of such Guarantor's absolute and contingent liabilities including under the Guaranty Agreement, does not exceed the fair market value of such Guarantor's assets). Each Guarantor has received or will receive good and fair consideration for its liability and obligations incurred in connection with the Guaranty Agreement, and the incurrence of its liability under the Guaranty Agreement in return for such consideration may reasonably be expected to benefit each Guarantor, directly or indirectly.

     6.22. Environmental Matters. Except as described in Exhibit "M" attached hereto, none of the properties of Company or its Subsidiaries has been used at any time during their ownership to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Materials. Except as described in Exhibit "M" attached hereto, there are no past, pending or, to the best of Company's knowledge, threatened or potential Environmental Claims against Company or any of its Subsidiaries or with respect to any properties owned or controlled by Company or any of its Subsidiaries. Except as described in Exhibit "M" attached hereto, there are no underground storage tanks located on any of the properties owned or controlled by Company or any of its Subsidiaries and, to Company's best knowledge, there never have been any underground storage tanks located on any of the properties owned or controlled by Company or any of its Subsidiaries, and the Company has received no actual (as contrasted with constructive) notification of any Environmental Claims relating to any property contiguous to any property owned or controlled by Company or any of its Subsidiaries.

     6.23. Representations and Warranties. Each Request for Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Company that no Event of Default exists and that all representations and warranties contained in this Article
VI (other than in Section 6.07) or in any other Loan Document are true and correct at and as of the date the Advance is to be made.

     6.24. No Subordination. There is no agreement, indenture, contract or instrument to which Company is a party or by which Company may be bound that requires the subordination in right of payment of any of Company's obligations subject to this Agreement to any other obligation of Company.

     6.25. Permits, Franchises. To the best of Company's knowledge, Company possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     6.26. Survival of Representations, Etc. All representations and warranties made herein are true and correct when made by Company and shall survive delivery of the Notes and the Guaranty Agreement and the making of the Loans and any investigation at any time made by or on behalf of Agent or any Bank shall not diminish Agent or such Bank's right to rely thereon.

     6.27. Landlord's Lien Subordination Agreements. Company has used its best efforts to obtain and to deliver to Agent Landlord's Lien Subordination Agreements duly executed by the landlord under each Lease with respect to real property at which any Collateral is located. Except as described in Exhibit "Q" attached hereto, Company has delivered to Agent the originals of Landlord's Lien Subordination Agreements duly executed by the landlord under each Lease with respect to real property at which any Collateral is located.


                                 ARTICLE VII
                                 -----------

                            AFFIRMATIVE COVENANTS
                            ---------------------

     So long as Banks have any commitment to make Advances hereunder and until payment in full of the Notes and the Obligation, Company agrees and covenants that Company will (unless Majority Banks shall otherwise consent in writing):

     7.01.     Financial Statements. Deliver to each Bank in duplicate:

          (a) Monthly Statements: as soon as practicable and in any event within thirty (30) days after the end of each month (other than the last month) in each fiscal year, a Consolidated and consolidating statement of operations of Company and its Subsidiaries, a Consolidated and consolidating statement of changes in financial position of the Company and its Subsidiaries, and a Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of the Company, and certified as being true and correct by a senior financial officer of Company.

          (b) Annual Statements: as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a Consolidated statement of operations of Company and its Subsidiaries, and a Consolidated statement of changes in financial position of the Company and its Subsidiaries for such year, and a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding year, all in reasonable detail and satisfactory in scope to Agent and certified as being true and correct by a senior financial officer of Company, together with an opinion by independent public accountants of recognized standing selected by the Company and satisfactory to Agent, whose opinion shall state that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position of the Company and its Subsidiaries as of the date thereof and the Consolidated results of their operations for the period thereof;

          (c) Financial Projections: (i) as soon as practicable and in any event within forty-five (45) days after the end of each of Company's fiscal years, Consolidated projections of the Company's and its Subsidiaries' operations, financial position and balance sheet for the succeeding fiscal year, all in reasonable detail and satisfactory in scope to Agent; and (ii) as soon as practicable and in any event within ninety (90) days after the end of each of Company's fiscal years, Consolidated projections of the Company's and its Subsidiaries' operations, financial position and balance sheet for the second succeeding fiscal year, all in reasonable detail and satisfactory in scope to Agent.

          (d) SEC and Other Reports: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Company shall send to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including, but not limited to, each Form 10-K and Form 10-Q;

          (e) Audit Reports: promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (f) Other Notices: promptly upon the occurrence thereof, notice of any of the following: (i) the occurrence of any condition or event which constitutes an Event of Default, specifying the nature and period of existence thereof, (ii) that any Person has given any notice to the Company with respect to a claimed Event of Default, or (iii) that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event of default with respect to any other indebtedness which in the aggregate exceeds the sum of two hundred fifty thousand dollars ($250,000.00) and, with respect to any of such events specified in subdivisions (i), (ii) or (iii) above of this Section 7.01(f), what action the Company or such Subsidiary has taken, is taking or proposes to take;

          (g) ERISA Events: promptly upon any officer of the Company obtaining knowledge of the occurrence thereof, notice of the occurrence of any (i) "reportable event," as such term is defined in section 4043 of ERISA, or
     (ii) "prohibited transaction," as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, specifying the nature thereof, what action the Company or its Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto; provided that with respect to the occurrence of any "reportable event" as to which the Pension Benefit Guaranty Corporation has waived the 30-day reporting requirement, such written notice need be given only at such time as notice is given to the Pension Benefit Guaranty Corporation;

          (h) Requested Information: with reasonable promptness, such other financial data or other data or information related to the business or operations of Company or its Subsidiaries as Banks may reasonably request. Banks agree that Banks will not intentionally disclose any information given to Banks by the Company or any of its Subsidiaries which is either proprietary or confidential and which is prominently marked as such; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit any Bank from disclosing such information (i) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Tribunal, (ii) to Bank's auditors, attorneys, or agents, or (iii) to purchasers or prospective purchasers or assignees of interests in the Loan Agreement or the Obligation.

          (i) Accounts Receivable Reports: as soon as available and in any event within thirty (30) days after the end of each month, a report which includes a listing and aging of all accounts receivable of Company and its Subsidiaries. Such report will include, without limitation, the name of each account debtor whose accounts are part of the top 85% of all such accounts receivable and will be in such form as Agent may reasonably require.

          (j) Certificate of Borrowing Base: as soon as available and in any event within thirty (30) days after the last day of each calendar month, a Certificate of Borrowing Base as of the end of such month. In addition, Company also shall deliver to Banks a Certificate of Borrowing Base on each day that Company requests that an Advance be made or that a Letter of Credit be issued, such Certificate of Borrowing Base to be computed as of the close of business on the immediately preceding Business Day. In addition, Company also shall deliver to Banks a Certificate of Borrowing Base on Monday of each week computed as of the close of business on the immediately preceding Friday; provided, however, that such weekly Certificate of Borrowing Base (only) shall be computed using Net Security Value of Inventory and Gross Value of Inventory as of the last day of the immediately preceding month. Each such Certificate of Borrowing Base shall be in the form of Exhibit "P" attached hereto or in such other form as Agent may reasonably require.


Together with each delivery of financial statements required by Section 7.01(a) above (but including the last quarterly period), Company will deliver to Agent an Officer's Certificate demonstrating (with computations in reasonable detail as of the end of the quarter being reported) compliance by the Company and its Subsidiaries with the provisions of Sections 8.01, 8.02, 8.03, and 8.04 and stating that there exists no Event of Default with respect to such covenants or otherwise under this Loan Agreement or, if any Event of Default exists with respect to such covenants or under this Loan Agreement, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by Section 7.01(b) above, the Company will deliver to Agent an Officer's Certificate of the Treasurer or Chief Financial Officer of Company demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 8.01, 8.02, 8.03, and 8.04 and stating that there exists no Event of Default with respect thereto or otherwise under this Loan Agreement or, if any Event of Default exists with respect thereto or under this Loan Agreement, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. By delivery of such Officer's Certificate, the officer executing such certificate represents and warrants that the statements made therein are based upon the level of investigation normally and customarily taken by Treasurers or Chief Financial Officers of similarly situated corporations of established reputation in performing their regular duties.

     7.02. Payment of Obligations; Maintain Books and Reserves. Duly and punctually pay the Obligation in accordance with the terms of this Loan Agreement. Company will, and will cause each of its Subsidiaries to, keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

     7.03. Inspection of Property. Permit any Person designated by Agent, at Company's expense and with reasonable notice to the Company, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with officers and employees of the Company and its independent public accountants, all at such reasonable times and as often as Agent or Banks may reasonably request. Banks agree that Banks will keep confidential any proprietary or confidential information given to Banks by the Company or its Subsidiaries upon the same terms and conditions as agreed to with respect to information Banks have obtained pursuant to
Section 7.01(h) hereof.

     7.04. Compliance with Laws, Etc. Except as described in Exhibit "L," comply and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to its business, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided the Company or its Subsidiary, as the case may be, retains good and marketable title to and the right to use and enjoyment of its properties or other assets which may be affected by any such contest. Company will timely pay and will cause its Subsidiaries to timely pay, all payments due for labor, services and materials rendered or furnished in the ordinary course of business which are secured by inchoate statutory Liens, except to the extent contested in good faith by appropriate proceedings, and provided that the Company or its Subsidiary, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Company will promptly notify Agent if the Company or any Subsidiary receives any notice, claim or demand from any governmental agency which alleges that the Company or any Subsidiary is in violation of any Laws or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, the result of which may have a Material Adverse Effect.

     7.05. Maintenance of Existence and Qualifications. Maintain and preserve and cause each of its Subsidiaries to maintain and preserve its corporate existence and its rights and franchises in full force and effect and obtain and maintain and cause its Subsidiaries to obtain and maintain all permits and licenses necessary to the proper conduct of its business, including without limitation qualifying to do business as a foreign corporation in all states or jurisdictions where required by applicable Law.

     7.06. Maintenance of Properties; Insurance. Maintain, preserve protect, and keep and cause each of its Subsidiaries to maintain, preserve, protect and keep, all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Company will, and will cause each of its Subsidiaries, to carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and the Company and its Subsidiaries shall maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

     7.07. Yield Maintenance. If at any time after the date hereof, and from time to time, any Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, such Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Bank with any of such requirements, has or would have the effect of (a) materially increasing such Bank's costs relating to the obligation hereunder, or (b) reducing the yield or rate of return of such Bank on the Obligation hereunder to a level below that which Bank could have achieved but for the adoption or modification of any such requirements, Company shall, within fifteen (15) days of any request by any such Bank, pay to Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate Bank. No failure by a Bank to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Company to pay any interest, fees, costs or charges greater than is permitted by applicable law.

     7.08. Transactions With Affiliates. Conduct and cause each Subsidiary to conduct all of their respective transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of Company's and/or such Subsidiary's business.

     7.09. Compliance with Loan Documents. Company will promptly comply in all material respects with any and all covenants and provisions of this Loan Agreement, the Notes and all other of the Loan Documents.

     7.10. Compliance with Material Agreements. Company will all comply with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business where the failure to so comply would have a Material Adverse Effect.

     7.11. Operations and Properties. Company will act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Company will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     7.12. Books and Records; Access. Upon prior written notice, Company will give any representative of Agent and Banks access during all business hours to, and permit such representatives to examine, copy or make excerpts from, any and all books, records and documents in the possession of Company and relating to its affairs, and to inspect any of the properties of Company. Company will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

     7.13. Security For Letters of Credit. At the sole option and request of Agent upon the occurrence of an Event of Default, Company shall pledge to Agent certificates of deposit or marketable securities satisfactory to Agent in an amount or having a value (a) at least equal to the aggregate undrawn face amount of the Letters of Credit which are issued and outstanding at the time of occurrence of such Event of Default in order to secure the obligations of Company under such Letters of Credit, and (b) which satisfy Agent's margin requirements established by Agent in its absolute discretion.

     7.14. Additional Information. Company shall promptly furnish to Agent, at Agent's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Company or any Subsidiary as Agent may from time to time reasonably request.

     7.15. Guaranty of Additional Subsidiary Corporations. Company shall cause each of its Subsidiaries having gross assets in excess of $250,000.00 in the aggregate formed after the date of this Loan Agreement to execute a guaranty of payment of the Notes in form satisfactory to Agent within ten (10) days after the date of formation of such Subsidiary.

     7.16. Principal Depositary. Company and its Subsidiaries shall use Banks as its principal depository and shall maintain all of their primary operating accounts with Banks.

     7.17. Application of Proceeds of Sale and Equity Securities. Company and its Subsidiaries shall apply to the payment of the Facility A Revolving Credit Loans immediately upon receipt (a) except as otherwise provided in this
Section 7.17, all of the net proceeds generated by the sale of their respective assets (except proceeds generated by the sale of Wal-Mart, Inc. accounts receivable) during any fiscal year; provided, however, net proceeds generated by the closure of Tandy Leather retail stores shall be remitted to Agent for application to the Facility A Revolving Credit Loans within a reasonable period of time, and (b) seventy-five percent (75%) of the net cash proceeds generated by the issuance by Company or any of its Subsidiaries of equity securities.

     7.18. Further Assurances. Upon request of Agent, promptly cure any defects in the creation, issuance, execution and delivery of this Loan Agreement or in the Loan Documents. Company, at its expense, will further promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Company hereunder, or to further evidence and more fully describe the obligations of Company hereunder, or to correct any omissions herein, or to more fully state the obligations set out herein.

     7.19.     [Intentionally Omitted]

     7.20.     Taxes and Other Liabilities.    Company shall  pay and discharge
when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Company may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Company has made provision, to Agent's satisfaction, for eventual payment thereof in the event Company is obligated to make such payment.

     7.21.     Litigation.    Company shall promptly give notice in writing to
Agent of any litigation pending or threatened against Company with a claim in excess of $2,500,000.00.

     7.22.     Proceeds of Sale of Property.    Company shall cause the
proceeds of the sale or lease of all or any part of the Property to be paid to Agent for the benefit of Agents and Banks simultaneously with the closing of any sale or lease of all or any part of the Property.

     7.23.     Collateral Audit.    Permit any representatives of Agent and/or
Banks and any independent auditors or consultants selected by Agent and/or Banks to visit, review, audit and/or inspect any of Company's and the Subsidiaries' properties and assets at any reasonable time and to examine all books of account, records, reports, and other papers of Company and/or the Subsidiaries relating to the assets and properties of Company and/or the Subsidiaries, to make copies thereof, and to discuss the assets and properties of Company and each Subsidiary with their respective officers and employees, all at Company's expense and at such reasonable times and as often as may reasonably be requested by Agent.

     7.24. Landlord's Lien Subordination Agreements. Cause the landlord under each Lease to be entered into, renewed or extended after the Closing Date with respect to any property at which any Collateral is or is to be located to execute and deliver to Agent a Landlord's Lien Subordination Agreement with respect to such Lease and such real property.

     7.25. Issuance of Warrants. If Company shall fail to close the sale of the Property and pay the net proceeds generated from the sale of the Property to Agent for the account of Banks, in each case by November 30, 2000, or, in the alternative, if Company shall fail to permanently reduce the unborrowed portion of the Facility A Total Commitment by the amount of $6,000,000.00 and to reduce the unpaid principal amount of the Facility A Revolving Credit Loans by the amount of $6,000,000.00 (such reduction in the Facility A Total Commitment and in the unpaid principal amount of the Facility A Revolving
Credit Loans to be in addition to all other reductions required or permitted by this Loan Agreement), in each case by November 30, 2000, Company shall, no later than December 31, 2000, issue to Banks Warrants in an amount equal to four percent (4.0%) of the number of shares of common stock in Company issued and outstanding as of the date of issuance of such Warrants and enter into agreements with Banks in form and substance satisfactory to Banks providing for, amount other things, the registration, issuance, and exercise of such Warrants and the terms and conditions thereof. In addition, if Company shall fail to close the sale of Tandy Leather Direct (or substantially all of the assets of Tandy Leather Direct) and pay the net proceeds generated from the sale of Tandy Leather Direct (or substantially all of the assets of Tandy Leather Direct) to Agent for the account of Banks, in each case by December 31, 2000, or, in the alternative, if Company shall fail to permanently reduce the unborrowed portion of the Facility A Total Commitment by the amount of $2,000,000.00 and to reduce the unpaid principal amount of the Facility A Revolving Credit Loans by the amount of $2,000,000.00 (such reduction in the Facility A Total Commitment and in the unpaid principal amount of the Facility A Revolving Credit Loans to be in addition to all other reductions required or permitted by this Loan Agreement), in each case by December 31, 2000, Company shall, no later than January 31, 2001, issue to Banks Warrants in an amount equal to one percent (1%) of the number of shares of common stock in Company issued and outstanding as of the date of issuance of such Warrants and enter into agreements with Banks in form and substance satisfactory to Banks providing for, amount other things, the registration, issuance, and exercise of such Warrants and the terms and conditions thereof.


                                 ARTICLE VIII
                                 ------------

                              NEGATIVE COVENANTS
                              ------------------

     So long as Banks have any commitment to make Loans hereunder, and until full payment of the Notes and the performance of the Obligation, Company covenants and agrees that neither Company nor any of its Subsidiaries will, unless Majority Banks otherwise consent in writing:

     8.01. Leverage Ratio. Permit the Leverage Ratio on the last day of each month to be equal to or greater than: (a) 3.50 to 1.00 on October 31, 2000 and on each test date thereafter.

     8.02. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio on the last day of each month to be equal to or less than (a) 0.75 to
1.00 on October 31, 2000, and (b) 1.15 to 1.00 on November 30, 2000, and on each test date thereafter.

     8.03. Current Ratio. Calculated as of the end of each month, permit the Current Ratio to be equal to or less than 1.60 to 1.00 on October 31, 2000, and on each test date thereafter.

     8.04. Minimum Consolidated Tangible Net Worth. Permit Company's Consolidated Tangible Net Worth on the last day of each month to be less than
(a) $23,000,000.00 on October 31, 2000, and (b) $22,250,000.00 on November
30, 2000, and on each test date thereafter.

     8.05. Limitation on Dividends, Acquisition of Stock and Restricted Payments . Pay or declare any dividend on any class of its stock
(other than stock dividends) or make any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock) or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (all of the foregoing being herein called "Restricted Payments");. There shall not be included in the limitation on Restricted Payments any dividends paid by any Subsidiary of Company (y) to its corporate parent which is also a Subsidiary of Company, or (z) to Company.

     8.06. Acquisitions . Acquire the assets or stock of any Person whether or not engaged in a line of business similar in nature to the lines of business engaged in by Company or any of its Subsidiaries.

     8.07. Disposition of Assets. Sell or otherwise dispose of more than five hundred thousand dollars ($500,000.00) in assets other than in the ordinary course of business during any fiscal year except for (a) the sale of accounts receivable from Wal-Mart, Inc., and (b) the sale of assets in connection with the closure and liquidation of Tandy Leather retail stores; provided, however, the maximum face amount of sold accounts receivable of Wal-Mart, Inc. which may be outstanding at any time is twelve million dollars ($12,000,000.00).

     8.08. Sale of Accounts Receivable. Except as permitted in Section 8.07, sell any of its accounts receivable, with or without recourse, except accounts receivable which are in default and uncollectible ("Delinquent Accounts"); provided, however, no more than $200,000.00 in Delinquent Accounts may be sold during any twelve (12) month period.

     8.09. Negative Pledge. Create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

     8.10. No Grant of Negative Pledge. Agree with any Person not to create or suffer to exist any mortgage, pledge, security interest or encumbrance or Lien upon any of its property or assets now owned or hereafter acquired; or

     8.11. Limitation on Additional Indebtedness. Incur or assume any Indebtedness for borrowed money, except for (a) the indebtedness evidenced by the Notes; (b) Consolidated Indebtedness (excluding the indebtedness evidenced by the Notes) incurred on or after the Closing Date not to exceed five hundred thousand dollars ($500,000.00) in the aggregate outstanding at any one time; and (c) trade debt incurred in the ordinary course of business.

     8.12.     Guaranty.  Create, assume or suffer to exist any Guaranty except
(a) any Guaranty relating to this Loan Agreement and the Loan Documents, (b) any Guaranty in existence on the Closing Date, (c) guaranties of real property leases under which Office Holdings, Inc. (formerly known as SAV-ON, Inc.), Joshua's Christian Bookstores, Tandy Leather, or Cargo Furniture, Inc. is the lessee, and (d) any Guaranty made in the ordinary course of business with respect to the payment by Tandycrafts de Mexico, S.A. de C.V. of the purchase price of equipment and raw materials purchased by Tandycrafts de Mexico, S.A. de C.V. in the ordinary course of its business.

     8.13. Merger; Consolidation. Merge into or consolidate with any other Person unless Company is the surviving entity; make any substantial change in the nature of Company's business as conducted as of the date hereof; or make any substantial change in Company's capitalization; acquire all or substantially all of the assets of any other Person.

     8.14. Capital Expenditures. Make any investment in Capital Expenditures (including Capital Lease Obligations) during any fiscal quarter in excess of five hundred thousand dollars ($500,000.00) in the aggregate.

     8.15. Sale and Leaseback. Directly or indirectly enter into any contract or arrangement whereby Company or any Subsidiary shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereafter upon or within one year thereafter rent or lease the assets so sold or transferred; provided, however, Company may enter into a sale and leaseback arrangement with Banker's Assurance involving software and computer equipment, but such arrangement shall be subject to the limitation on additional indebtedness set forth in Section 8.11; and provided, further, Company may enter into a sale and leaseback arrangement with respect to the Property if, but only if, the full amount of the net proceeds of the sale of the Property is paid to and received by Agent on the closing date of any such sale for application to the Facility A Revolving Credit Loans.

     8.16. Prepayment of Indebtedness. Will make or cause to be made, directly or indirectly, in whole or in part, any prepayment of principal or interest on any Indebtedness except (a) the Obligation and (b) accounts payable in the ordinary course of business.

     8.17. Leases. Enter into, renew or extend after the Closing Date any Lease with respect to any property at which any Collateral is or is to be located unless and until (a) Agent has approved the execution by Company or any Subsidiary of such Lease or the renewal or extension thereof by Company or any Subsidiary (as the case may be) and (b) the landlord under such Lease has executed and delivered to Agent a Landlord's Lien
Subordination Agreement with respect to such Lease and to such real property.

If any action or failure to act by Company or any Subsidiary violates any covenant or obligations of Company contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                                ARTICLE IX
                                ----------


              EVENTS OF DEFAULT; REMEDIES UPON EVENT OF DEFAULT
              -------------------------------------------------

     9.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Company shall fail to pay when due any principal of, or interest on any Note, or any other fee or payment due hereunder or under any of the Loan Documents; or

          (b) Company shall fail or refuse to observe, keep and perform any of the covenants, agreements and obligations hereunder or any of the Loan Documents; or

          (c) Any financial statement or certificate furnished to Banks in connection with, or any representation or warranty made by Company or any Subsidiary under this Loan Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made; or

          (d) Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it in excess of twenty-five thousand dollars ($25,000.00) before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal; or

          (e) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Company or any of its Subsidiaries or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or a complaint or petition shall be filed against Company or any of its Subsidiaries seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Company or any of its Subsidiaries, and such petition or complaint shall not have been dismissed within sixty (60) days; or

          (f) Company shall default in the payment of any material Indebtedness of Company to any of Banks other than the Notes and the obligations hereunder; or

          (g) Company shall default in the payment of any Indebtedness of Company to Persons other than Banks then having a principal balance in excess of two hundred fifty thousand dollars ($250,000.00); or

          (h) There shall occur any change in the condition (financial or otherwise) of Company or any Subsidiary which has a Material Adverse Effect.

          (i) Company shall default in the payment or performance of any obligation under any interest rate swap agreement with any Bank.

          (j) Any Reportable Event (other than a failure to pay benefits when due) shall occur under any Plan, or a trustee shall be appointed by an appropriate Tribunal to administer any Plan, or any Plan shall be terminated within the meaning of Title IV of ERISA, or any material accumulated funding deficiency within the meaning of ERISA shall occur under any Plan, or proceeding shall be instituted by the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

          (k) Agent shall determine (in its reasonable judgment) that it is more probable than not that a governmental agency having jurisdiction could successfully assert a claim against or impose liability upon Company or any Subsidiary, whether accrued, absolute or contingent, based on or arising from the generation, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of any Hazardous Materials by Company or any Subsidiary or any Affiliate or predecessor of Company or any Subsidiary, relating to any real property owned or leased by Company or any Subsidiary or any Affiliate, which insofar as it is payable by Company or any Subsidiary, would both (i) exceed $2,000,000.00 singly or in the aggregate for all such claims and liabilities, and (ii) singly or in the aggregate for all such claims and liabilities, be reasonably expected to have a Material Adverse Effect.

          (l) The aggregate of the Revolving Credit Loans and the Letter of Credit Liability shall at any time exceed the Borrowing Limit and Company fails to reduce the Revolving Credit Loans and/or the Letter of Credit Liability to an aggregate amount equal to or less than the Borrowing Limit then in effect immediately after notice thereof from Agent to Company.

          (m) Company shall fail to close the sale of the Property or pay the net proceeds generated from the sale of the Property to Agent for the account of Banks, in either case by March 31, 2001.

          (n) Company shall fail to sell Tandy Leather Direct (or substantially all of the assets of Tandy Leather Direct) or shall fail to pay the proceeds of the sale of Tandy Leather Direct (or substantially all of the assets of Tandy Leather Direct) to Agent for the account of Banks, in either case by March 31, 2001.

     9.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Agent shall, at the request of Majority Banks, exercise any one or more of the following rights and remedies, and any other remedies in any of the Loan Documents, as Majority Banks in their sole discretion, may deem necessary or appropriate: (a) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or notice of intention to accelerate or other notice of any kind, all of which Company hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding,
(b) refuse to make any additional Advances under the Notes, (c) refuse to issue any additional Letter of Credit, (d) reduce any claim to judgment, and/or (e) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

     9.03. Performance by Banks. Should Company fail to perform in any material respect any covenant, duty or agreement contained herein or in any of the Loan Documents, Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of the Company following written notice to Company of such intention to perform. In such event, Company shall, at the request of Agent or Banks, promptly pay any amount reasonably expended by Agent or Banks in performance or attempted performance to Agent at its principal office in Fort Worth, Texas, together with interest thereon at the Past Due Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Banks nor Agent assume any liability or responsibility (except liability attributable to their gross negligence or willful misconduct) for the performance of any duties of Company hereunder or under any of the Loan Documents or other control over the management and affairs of the Company.

     9.04. Remedies Cumulative. All covenants, conditions, provisions, warranties, indemnities and other undertakings of Company contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the Loan Documents shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Company contained herein. The failure or delay of Agent or Banks to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents against any security shall not operate as a waiver of such liens, rights, powers and remedies, but all such rights, powers and remedies shall continue in full force and effect until the loans evidenced by the Notes and the entire Obligation of Company to Banks shall have been fully satisfied, and all rights, liens, powers and remedies herein provided for are cumulative and none are exclusive.



                                   ARTICLE X
                                   ---------

                             ARBITRATION PROGRAM
                             -------------------

     10.01. Binding Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in Section 10.05 below) in accordance with the terms of this Loan Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise or any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     10.02. Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (title 9 of the United States Code, notwithstanding any conflicting choice of law provisions in any of the Loan Documents. The arbitration shall be conducted at a location in Fort Worth, Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

     10.03.    No Waiver; Provisional Remedies; Self-Help and Foreclosure.
No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     10.04. Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (a) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (b) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (c) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute the amount in controversy is $5,000,000.00 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000.00 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by a majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     10.05. Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000.00, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (a) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error,
(b) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (c) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of
(i) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (ii) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     10.06. Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.


                                  ARTICLE XI
                                  ----------

                                  THE AGENT
                                  ---------

     11.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Papers as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment, the Advances made by it and the Notes issued to it, Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Bank. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Company, and any Person which may do business with Company, all as if Agent were not Agent hereunder and without any duty to account therefor to Banks.

     11.02. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

     11.03. Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

     11.04. Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     11.05. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Company and Agent may be removed at any time with or without cause by Majority Banks. Upon any such resignation or removal, Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

     11.06. Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. Banks recognize and agree, that for purposes of Section 2.03(b) hereof, Agent shall not be required to determine independently whether the conditions described in Sections 5.02(a), (b), (c), (d), (e), (f), and (g) have been satisfied and, in disbursing funds to Company, may rely fully upon statements contained in the relevant Request for Borrowing. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

     The relationship between Agent and each of the Banks is only that of agent and principal and has no fiduciary aspects, and Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Loan Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for, Company. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes). Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law.

     11.07. Notices of Event of Default. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the other Banks.

     11.08. Independent Investigation. Each of the Banks severally represents and warrants to Agent that it has made-its own independent investigation and assessment of the financial condition and affairs of the Company in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of the Company while the Loans are outstanding or its commitment hereunder is in force.

     11.09. Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Company), ratably according to the proportion that the respective principal amounts of the Note held by each of them bears to the sum of the aggregate principal amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

     11.10. Benefit of Article XI. The agreements contained in this Article XI are solely for the benefit of Agent and the Banks, and are not for the benefit of, or to be relied upon by, the Company, or any third party.

     11.11. Not a Loan to Agent; No Duty to Repurchase. No amount paid by any Bank hereunder shall be considered a loan by Agent. Agent shall have no obligation to repurchase any interest from any Bank.

     11.12. Amendments, Waivers, etc. Agent may enter into any amendment or modification of, or may waive compliance with the terms of, any of the Loan Documents with the written direction of the Majority Banks; provided that the consent of all Banks shall be required before Agent may take or omit to take any action under any of the Loan Documents directly affecting (a) the extension of the maturity of or the postponement of the payment of any portion of the principal of or interest on a Revolving Credit Loan or any fees relating thereto, (b) a reduction of or increase in the principal amount of or rate of interest payable on Revolving Credit Loans or any fees related thereto, or (c) the release of Company. Nor shall any of the following occur without the consent of all Banks: (a) any amendment to the definition of Majority Banks,
(b) any amendment to this Section 11.12 , (c) any waiver of compliance with
Section 7.19 of this Loan Agreement, or (d) except as provided in the Collateral Documents, release Collateral which has a fair market value, in the aggregate, of $500,000.00 or more. The Commitment of a Bank shall not be increased without the consent of such Bank. If any Bank is unwilling to consent to any amendment or modification of, or waiver of compliance with, the Loan Agreement (where the consent of such Bank is required), the consenting Majority Banks shall have the right, but not the obligation, to repurchase such Bank's Percentage of the Obligation at such time for a purchase price equal to Bank's Percentage of any and all unpaid Advances made by Agent to the Company under the Loan Agreement, any and all unpaid interest thereon and unpaid accrued fees or other amounts owing to such Bank.

     11.13. Bank's Representations. Each Bank represents and warrants to Agent and the other Banks that: (a) it is engaged in the business of entering into commercial lending transactions (including transactions of the nature contemplated herein) and can bear the economic risk related to the same; and
(b) it does not consider the obligations hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing.

     11.14. Execution of Collateral Documents. Banks hereby empower and authorize Agent to execute and deliver to Company and Pledgors on their behalf the Security Agreements and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreements.

     11.15. Collateral Releases. Banks hereby empower and authorize Agent to execute and deliver to Company and Pledgors on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by Banks (or, if required herein, all of the Banks) in writing.


                                  ARTICLE XII
                                  -----------

                                MISCELLANEOUS
                                -------------

     12.01. Waiver. No failure to exercise, and no delay in exercising, on the part of any Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Banks hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     12.02. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents relating to the loans evidenced by the Notes (the "Loan Documents") must be given in writing and personally delivered, sent by telecopy or telex (answerback received) or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed at the address of such party as set forth on the signature pages of this Loan Agreement.

Any such notice or other communication shall be deemed to have been given on the date it is personally delivered or sent by telecopy or telex as aforesaid or, if mailed, on the second day after it is mailed as aforesaid (whether actually received or not). Any party may change its address for purposes of this Loan Agreement by giving notice of such change to all other parties pursuant to this
Section 12.02.

     12.03. Payment of Expenses. Company agrees to pay (a) all costs and expenses of Banks (including, without limitation, the reasonable attorneys' fees of Banks' outside legal counsel) incurred by Banks in connection with the preservation and enforcement of Banks' rights under this Loan Agreement, the Notes, and/or the other Loan Documents; (b) all reasonable costs and expenses of Banks (including without limitation the reasonable fees and expenses of Banks' outside legal counsel) in connection with the negotiation, preparation, execution, delivery, and interpretation of this Loan Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications and supplements thereof or thereto, or in connection with the making of any Advance or the issuance or negotiation of any Letter of Credit; (c) all taxes and assessments applicable to the Property, the Arkansas Property or to any other assets or properties of Company or any Subsidiary; (d) all fees for filing or recording any of the Loan Documents; (e) all title insurance and title examination charges, including premiums for the Title Policy and the Arkansas Title Policy; (f) all costs incurred in obtaining any survey of the Property or the Arkansas Property; (g) all premiums for the insurance policies required by any of the Loan Documents; (h) all costs incurred by Agent and/or Banks in connection with the collateral audits authorized by this Agreement; (i) all other reasonable costs and expenses payable to third parties and incurred by Agent and/or Banks in connection with the consummation of the transactions contemplated by this Agreement or otherwise authorized by any of the Loan Documents; and (j) all costs and expenses incurred by Agent and/or Banks to inspect, verify, and/or value any Collateral or to audit any of the operations of Company or any of the Subsidiaries.

     12.04.    Savings Clause.   It is the intention of the parties to
comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time.
If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Company or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (a) the provisions of this paragraph shall govern and control; (b) neither Company nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (c) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Company; and (d) the provisions of each of the Loan Documents, and any other communications to Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents. In no event shall Chapter 346 of the Texas Finance Code apply to this Loan Agreement or any other Loan Document.

     12.05. Amendments. This Loan Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

     12.06. Governing Law. THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

     12.07. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Company, Agent and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Company, Agent and Majority Banks are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision reasonably acceptable to Agent and Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

     12.08. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     12.09.    Participation Agreements and Assignments. (a)(i) Subject to
Section 12.09(a)(ii), each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Commitment, the Loan owing to it and the Note held by it) and the other Loan Documents; provided however, that (A) no such assignment shall be made unless such assignment and assignee have been approved by Agent and, so long as no Event of Default exists, such approvals not to be unreasonably withheld, (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Loan Agreement and the other Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Loan Agreement and the other Loan Documents, (c) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance substantially in the form of Exhibit "J" (hereinafter referred to as the "Assignment and Acceptance") with respect to such assignment) shall, unless otherwise agreed to by the Agent, in no event be less than $5,000,000.00 or, if less, the entirety of its Commitment and shall be an integral multiple of $1,000,000.00, (D) each such assignment shall be to an Eligible Assignee (defined below), (E) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment, and (F) Agent receives a fee from the assignor in the amount of $2,500.00. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (2) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto), and (3) Exhibit "A" shall be deemed to have been automatically amended to reflect the revised Commitments. As used herein, "Eligible Assignee" shall mean (a) any Bank or any Affiliate of any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000.00 and having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD")., or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other financial institution approved by the Agent. (ii) In the event any Bank desires to transfer all or any portion of its rights and obligations under the Loan Documents, it shall give Company and Agent prior written notice of the identity of such transferee and the terms and conditions of such transfer (a "Transfer Notice"). So long as no Event of Default has occurred and is continuing, Company may, no later than ten (10) days following receipt of such Transfer Notice, designate an alternative transferee and such Bank shall thereupon be obligated to sell the interests specified in such Transfer Notice to such alternative transferee, subject to the following: (A) such transfer shall be made on the same terms and conditions outlined in such Transfer Notice; (B) such transfer shall otherwise comply with the terms and conditions of the Loan Documents (including Section 12.09(a)(i), and (c) such alternative transferee must be an Eligible Assignee approved by Agent. If Company shall fail to designate an alternative transferee within such ten (10) day period, such Bank shall, subject to compliance with the other terms and provisions hereof, be free to consummate the transfer described in such Transfer Notice.

     (b) By executing and delivering an Assignment and Acceptance substantially in the form of Exhibit "J", the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other instrument or document furnished pursuant hereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Loan Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and acceptance; (iv) such assignee will, independently and without reliance upon any of the Banks (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement; (v) such assignee confirms that it is an Eligible Assignee;
(vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Loan Agreement, and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Loan Agreement and the other Loan Documents are required to be performed by it as a Bank.

     (c) Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Notes owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Company of any of the Banks at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is insubstantially the form of Exhibit "J" hereto and satisfies all other requirements set forth in this
Section 12.09, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the other Banks. Within five (5) Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by Exhibit "J" hereto.

     (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Loan Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Notes owing to it); provided, however, that
(i) such Bank's obligations under this Loan Agreement (including, without limitation, its Commitment to the Company here under) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provision contained in Section 4.03, in each case to the same extent that the Bank from which such participating bank or other entity acquired its participations would be entitled to the benefit of such cost protection provisions and (iv) the Company and the other Banks shall continue to deal solely and directly with such Bank in connections with such Bank's rights and obligations under this Loan Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Loan Agreement (other than amendments or waives with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Notes, or the dates fixed for payments of principal or interest on the Notes).

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.09, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

     (g) The obligations of the Banks in this Loan Agreement, the Notes and any other Loan Documents shall not be assignable or transferable by Company and any purported assignment or transfer shall, as to Agent and Banks, be of no force and effect.

     12.10. Successors. This Loan Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided however, Company may not assign or transfer its interest hereunder without Bank's prior written consent.

     12.11. Right of Setoff; Deposit Accounts. Upon and after the occurrence of an Event of Default, (a) Company hereby authorizes Banks, at any time and from time to time, without notice, which is hereby expressly waived by Company, and whether or not Banks shall have declared the Obligation to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Company's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Banks to Company (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Banks, in their sole discretion, may elect. Company hereby grants to Banks a security interest in all deposits and accounts maintained with Banks and with any other financial institution to secure the payment of all obligations and liabilities of Company to Banks under the Loan Documents.

     12.12. Survival. All representations and warranties made by Company herein shall survive delivery of the Notes and the making of the Loans.

     12.13. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, or for debts or claims accruing to any such persons against Company. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Banks, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, nor to any other person or entity other than Company.

     12.14. Counterpart Execution. This Loan Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

     12.15. Prior Agreement. By the execution and delivery of this Loan Agreement, all parties to this Loan Agreement agree that effective as of the Closing Date, the Prior Commitment and the Prior Letter of Credit Facility have been renewed, extended and amended, the Prior Commitment as so renewed, extended and amended is as set forth in Section 2.01, the Prior Letter of Credit Facility as so renewed, extended and amended is as set forth in Section 2.05, the Swing Line Commitment automatically, irrevocably, and permanently terminated, and neither Agent nor any Bank shall have any further obligations under the Prior Agreement or any document or agreement pertaining to the Prior Commitment, the Swing Line Commitment, or the Prior Letter of Credit Facility, it being the intention of the parties to this Loan Agreement that this Loan Agreement shall renew, extend, supersede, amend and replace in its entirety the Prior Agreement and, except as otherwise provided herein, any document or agreement pertaining to the Prior Commitment, the Swing Line Commitment, or the Prior Letter of Credit Facility. However, notwithstanding anything contained herein to the contrary, the parties hereto agree that all documents executed pursuant to the Prior Agreement or any document or agreement pertaining to the Prior Commitment or the Prior Letter of Credit Facility (including, without limitation, the Guaranty Agreement, the Security Agreements and the Deed of Trust) shall remain in full force and effect unless expressly released by written instrument executed by Agent. Furthermore, it is further understood and agreed that all liens and security interests securing any of the obligations or liabilities of Company or any Guarantor described in the Prior Agreement or in any document or agreement pertaining to the Prior Commitment, the Swing Line Commitment, or the Prior Letter of Credit Facility are ratified and affirmed by Company and each Guarantor as valid and subsisting and are hereby renewed and extended and shall remain in full force and effect until the Obligation described in this Loan Agreement (including, without limitation, the Notes) and all other sums now or hereafter owed or to become owing by Company and/or Guarantors to Agent and/or Banks have been paid in full, the Letters of Credit have expired, and all payments or disbursements made by or on behalf of any Bank pursuant to a drawing under any Letter of Credit have been repaid in full. Simultaneously with the execution of this Loan Agreement and as an express condition precedent to Agent and Banks executing this Loan Agreement or having any duties or obligations under this Loan Agreement, Company shall pay to Banks in immediately funds the full amount of all unpaid principal and accrued but unpaid interest owing on the Swing Line Loans as of the Closing Date.

     12.16. Release and Waiver of Claims. In consideration of the terms, conditions, and provisions of this Loan Agreement and the other benefits received by Company and Guarantors hereunder, Company and Guarantors hereby jointly and severally waive, release, and terminate all claims, or right to claim, whether known or unknown, that Agent or any Bank or any other party has charged, collected, or received usurious interest under the Prior Agreement, under any of the documents executed under or pursuant to the Prior Agreement, or under any of the Loan Documents and hereby agree that neither Company nor any Guarantor shall have any right or power, hereby waiving any such right or power, to bring any claim or pursue any cause of action against Agent or any Bank based on any claim of usury. In addition, in consideration of the terms, conditions, and provisions of this Loan Agreement and the other benefits received by Company and Guarantors hereunder, Company and Guarantors, for themselves and their respective successors and assigns, further hereby jointly and severally, voluntarily and expressly, RELEASE, RELINQUISH, and FOREVER DISCHARGE Agent and Banks, as well as their respective predecessors, successors, assigns, agents, officers, directors, employees, and representatives, whether past, present, or future, and each of them, of and from any and all claims, demands, liabilities, obligations, costs, expenses, actions, and causes of action of any and every kind or character, whether known or unknown, present or future, which Company or any Guarantor may have against Agent or any Bank, and/or any of their respective predecessors, successors, assigns, agents, officers, directors, employees, or representatives, arising out of or connected with, directly or indirectly, the Prior Agreement, any of the documents executed under or pursuant to the Prior Agreement, any of the Loan Documents, the Collateral, or any action taken by Agent or any Bank and/or any of their respective officers, employees, agents, directors, shareholders, or predecessors in any way relating to or connected with the Prior Agreement, any of the documents executed under or pursuant to the Prior Agreement, any of the Loan Documents, or the Collateral occurring on or before the date hereof, including any loss, cost, damage, expense, and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions, or omissions of Agent, any Bank, or any of their respective predecessors, successors, assigns, agents, officers, directors, employees, and/or representatives, and including any loss, cost, damage, expense, or detriment incurred in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental duress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, liable, slander, conspiracy, any claim for wrongfully accelerating the maturity of any promissory note, or any claim for attempting to foreclose on any collateral securing any obligation. This release is freely and voluntarily given by Company and Guarantors and is made without reliance on any inducements, promises, or representations of the parties hereby released, except as herein provided. Company and Guarantors agree that Company and Guarantors will forever refrain and forebear from commencing, instituting, or prosecuting any suit, action, or other proceeding against any of the parties released hereunder based on, arising out of, or in connection with any claim, debt, liability, demand, obligations, cost, expense, action, or cause of action that is released and discharged by reason of this Loan Agreement. Company and Guarantors jointly and severally represent and warrant to Agent and Banks that neither Company nor any Guarantor has heretofore assigned or transferred, or purported to assign or transfer, to any Person any claim, debt, liability, demand, obligation, cost, expense, action, or cause of action herein released. Company and Guarantors jointly and severally agree to indemnify and hold harmless Agent and Banks and their respective predecessors, successors, assigns, agents, officers, directors, employees, and representatives, whether past, present, or future, and each of them, against any claim, debt, liability, demand, obligation, cost, expense, action, or cause of action based on, arising out of, or in connection with any such transfer or assignment or purported transfer or assignment.

     12.17. Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED to be effective as of October 13, 2000.

COMPANY:                           TANDYCRAFTS, INC., a Delaware corporation


                                   By: /s/ Leo C. Taylor
                                      ----------------------------------
                                   Name:     Leo C. Taylor
                                   Title:    Senior Vice President of Finance

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn: Senior Vice President of Finance
                                    Telephone No.:  (817) 551-9602
                                    Telecopy No.:  (817) 551-9795


GUARANTORS:                        THE DEVELOPMENT ASSOCIATION, INC., a Texas
                                   corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   OFFICE HOLDINGS, INC. (formerly known as
                                   SAV-ON, INC.), a Texas corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                    DAVID JAMES MANUFACTURING, INC., a Texas corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                    PLC LEATHER COMPANY, a Nevada corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                    TANDYARTS, INC., a Nevada corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   GIFTS HOLDINGS, INC. (formerly known
                                   as LICENSED LIFESTYLES, INC.),
                                   a Nevada corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   TANDY LEATHER DEALER, INC., a Texas
                                   corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   TLC DIRECT, INC., a Texas corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   CARGO FURNITURE, INC., a Nevada corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   TANDYCRAFTS DE MEXICO, S.A. DE C.V.,
                                   a Mexican corporation


                                   By: /s/ Russell L. Price
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   TAC HOLDINGS, INC., a Delaware corporation


                                   By: /s/ Brenda Barnes
                                      ----------------------------------
                                   Name:     Brenda Barnes
                                   Title:    President

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


                                   CASUAL CONCEPTS HOLDINGS, INC.,
                                   a Delaware corporation


                                   By: /s/ Lisa Thornton
                                      ----------------------------------
                                   Name:     Lisa Thornton
                                   Title:    President

                                    Address for mail delivery and notices:
                                    1400 Everman Parkway
                                    Fort Worth, Texas  76140
                                    Attn:  Chief Financial Officer
                                    Telephone No.  (817) 551-9609
                                    Telecopy No.:  (817) 551-9795


BANKS:                              WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION


                                   By: /s/ Roger Fruendt
                                      ----------------------------------
                                   Name:     Roger Fruendt
                                   Title:    Vice President

                                    Address for mail delivery and notices:
                                    1000 Louisiana
                                    Mail Sort T5001-047
                                    Houston, Texas 77002
                                    Attn: Roger Fruendt
                                    Telephone No.:  (713) 319-1403
                                    Telecopy No.:  (713) 739-1076


                                   BANK ONE, TEXAS, NATIONAL ASSOCIATION


                                   By: /s/ Randall B. Durant
                                      ----------------------------------
                                   Name:     Randall B. Durant
                                   Title:    First Vice President

                                    Address for mail delivery and notices:
                                    1717 Main Street
                                    Mail Code TX1-2454
                                    Dallas, Texas 75201
                                    Attn: Randall B. Durant
                                    Telephone No.:  (214) 290-2721
                                    Telecopy No.:   (214) 290-2740


AGENT:                              WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION


                                   By: /s/ Roger Fruendt
                                      ----------------------------------
                                   Name:     Roger Fruendt
                                   Title:    Vice President

                                    Address for mail delivery and notices:
                                    1000 Louisiana
                                    Mail Sort T5001-047
                                    Houston, Texas 77002
                                    Attn: Roger Fruendt
                                    Telephone No.:  (713) 319-1403
                                    Telecopy No.:   (713) 739-1076



                                  EXHIBIT "A"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000



Banks                                 Facility A             Facility A
                                      Commitment             Commitment
                                                             Percentage

Wells Fargo Bank Texas, National    $19,000,000.00              50%
Association

Bank One, Texas, National           $19,000,000.00              50%
Association

Facility A Total Commitment         $38,000,000.00             100%




Banks                                 Facility B             Facility B
                                      Commitment             Commitment
                                                             Percentage

Wells Fargo Bank Texas, National     $1,250,000.00              50%
Association

Bank One, Texas, National            $1,250,000.00              50%
Association

Facility B Total Commitment          $2,500,000.00             100%




                                  EXHIBIT "B"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                      AMENDED AND RESTATED PROMISSORY NOTE

$19,000,000.00                                                October 13, 2000

     FOR VALUE RECEIVED, the undersigned TANDYCRAFTS, INC., a Delaware corporation ("Company"), hereby unconditionally promises to pay to the order of Wells Fargo Bank, Texas N.A. ("Bank"), the principal sum of NINETEEN MILLION DOLLARS ($19,000,000.00), or such lesser aggregate amount of Facility A Advances as may be made pursuant to Bank's Facility A Commitment, which principal shall be payable as provided in Sections 3.01, 3.02, and 3.03 of the Loan Agreement, together with the interest on the unpaid principal balance of each Facility A Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in, Sections 2.03, 2.04, 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 of the
Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account at 505 Main Street, Suite 300, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     This Note has been executed and delivered pursuant to the terms of that certain Amended and Restated Revolving Credit Agreement (the "Loan Agreement") by and among Company, the Guarantors (as defined in the Loan Agreement) and Wells Fargo Bank Texas, National Association , as Agent, and the Banks (as defined in the Loan Agreement) dated as of October 13, 2000, and is a "Facility A Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Company and for a statement of the events upon which the maturity of this Note may be accelerated.

     Each defined term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in Section 12.03 of the Loan Agreement.

     Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, except as otherwise provided in the Loan Agreement, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE.

     This Note may not be changed or terminated orally, but only by an agreement in writing signed by Bank and Company.

     This Note is given in modification, renewal, and extension (but not in novation) of the amount left owing under the Promissory Note dated March 31, 1999 in the original principal amount of $22,500,000.00 executed by Company and payable to the order of Bank.

                                   TANDYCRAFTS, INC.



                                   By: /s/ Leo C. Taylor
                                      ----------------------------------
                                   Name:   Leo C. Taylor
                                   Title:  Senior Vice President of Finance




                                  EXHIBIT "C"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                                PROMISSORY NOTE

$1,250,000.00                                                  October 13, 2000

     FOR VALUE RECEIVED, the undersigned, TANDYCRAFTS, INC., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Wells Fargo Bank of Texas N.A. ("Bank"), the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00), or such lesser aggregate amount of Facility B Advances as may be made pursuant to Bank's Facility B Commitment, which principal shall be payable as provided in Sections 3.01, 3.02 and 3.03 of the Loan Agreement, together with the interest on the unpaid principal balance of each Facility B Advance from the date made until maturity, which interest shall be determined at the varying rates per annum, and shall be payable as provided in, Sections 2.03, 2.04, 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 of the
Loan Agreement. Payments of both principal and interest herein shall be made to Agent's account at 505 Main Street, Suite 300, Fort Worth, Texas, in lawful money of the United States of America and in immediately available funds.

     This Note has been executed and delivered pursuant to the terms of that certain Amended and Restated Revolving Credit Agreement (the "Loan Agreement") by and among Company, Guarantors (as defined in the Loan Agreement) and Wells Fargo Bank Texas, National Association, as Agent, and Banks (as defined in the Loan Agreement) dated as of October 13, 2000, as amended, and is a "Facility B Note" referred to therein. Reference is hereby made to the Loan Agreement for a statement of the repayment rights and obligations of Company and for a statement of the events upon which the maturity of this Note may be accelerated.

     Each capitalized term used herein shall have the same meaning assigned to it in the Loan Agreement, unless the context hereof otherwise requires or provides.

     Company agrees to pay all costs and expenses of Bank incurred in the collection of this Note, including but not limited to court costs and reasonable attorneys' fees and all other costs and expenses described in Section 12.03 of the Loan Agreement.

     Except as otherwise provided in the Loan Agreement, Company and each surety, endorser, guarantor and any other party now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any security with respect to same, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release, substitution or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     Regardless of any provision contained in this Note, the Loan Agreement or any other document executed or delivered in connection therewith, neither Bank nor any holder hereof shall be deemed to have contracted for or be entitled to receive, collect or apply as interest (including any fee, charge or amount which is not denominated as "interest" but is legally deemed to be interest under applicable law) on this Note, the Loan Agreement, the Loan Documents or otherwise, any amount in excess of the Maximum Rate, and, in the event that Bank or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company, Bank and any other holder hereof shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and
(iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term; provided that, if this Note is finally paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank or any holder hereof shall refund to Company the amount of such excess, or credit the amount of such excess against the principal amount of this Note and, in such event, neither Bank nor any other holder shall be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE.

     This Note may not be changed or terminated orally, but only by an agreement in writing signed by Bank and Company.


                                   TANDYCRAFTS, INC.


                                   By: /s/ Leo C. Taylor
                                      ----------------------------------
                                   Name:     Leo C. Taylor
                                   Title:    Senior Vice President of Finance




                                  EXHIBIT "D"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                  REQUEST FOR BORROWING - FACILITY A BORROWING

                           Date: ___________________

Wells Fargo Bank Texas, National Association
1000 Louisiana, 4th Floor
Mail Sort T5001-047
Houston, Texas 77002
Attn: Roger Fruendt

     Re:  Request For Facility A Borrowing

    This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.03(a) of that certain Amended and Restated Revolving Credit Agreement ("Loan Agreement") dated as of October 13, 2000 by and among Tandycrafts, Inc., a Delaware corporation ("Company"), the Guarantors, and Wells Fargo Bank Texas, National Association, as "Agent," and "Banks." Capitalized terms in this document shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On this date Company hereby requests that Banks make a Facility A Advance for a Facility A Borrowing (i) in the aggregate principal amount of $___________ (such amount shall be in an integral multiple of $100,000.00 unless such Facility A Borrowing would exhaust the Facility A Total Commitment in which case, such amount may be in an amount of the unused portion of the Facility A Total Commitment) (ii) on _______________, 200__.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VI of the Loan Agreement (except Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                                   TANDYCRAFTS, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                                  EXHIBIT "E"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                  REQUEST FOR BORROWING - FACILITY B BORROWING

                           Date: ___________________

Wells Fargo Bank Texas, National Association
1000 Louisiana, 4th Floor
Mail Sort T5001-047
Houston, Texas 77002
Attn: Roger Fruendt

     Re:  Request For Facility B Borrowing

    This Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.03(a) of that certain Amended and Restated Revolving Credit Agreement ("Loan Agreement") dated as of October 13, 2000 by and among Tandycrafts, Inc., a Delaware corporation ("Company"), the Guarantors, and Wells Fargo Bank Texas, National Association, as "Agent," and "Banks." Capitalized terms in this document shall have the meanings assigned to them in the Loan Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On this date Company hereby requests that Banks make a Facility B Advance for a Facility B Borrowing (i) in the aggregate principal amount of $___________ (such amount shall be in an integral multiple of $100,000.00 unless such Facility B Borrowing would exhaust the Facility B Total Commitment in which case, such amount may be in an amount of the unused portion of the Facility B Total Commitment) (ii) on _______________, 2000.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of the representations and warranties contained in Article VI of the Loan Agreement (except Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                                   TANDYCRAFTS, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                                  EXHIBIT "F"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


          CONFIRMATION OF REQUEST FOR BORROWING - FACILITY A BORROWING

                          Date:  ____________________

Wells Fargo Bank Texas, National Association
1000 Louisiana, 4th Floor
Mail Sort T5001-047
Houston, Texas 77002
Attn: Roger Fruendt

     Re:  Request for Facility A Borrowing

     This Confirmation of Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.03(a) of that certain Amended and Restated Revolving Credit Agreement ("Agreement") dated as of October 13, 2000 by and among Tandycrafts, Inc., a Delaware corporation ("Company"), the Guarantors, Wells Fargo Bank Texas, National Association, as "Agent," and the "Banks" as defined therein. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On ___________________ the undersigned requested that Banks make a Facility A Advance in the aggregate principal amount of $_____________ on __________________, 200___.


    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of' the representations and warranties contained in Article VI of the Agreement (except
Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                                   TANDYCRAFTS, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                                  EXHIBIT "G"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


          CONFIRMATION OF REQUEST FOR BORROWING - FACILITY B BORROWING

                          Date:  ____________________

Wells Fargo Bank Texas, National Association
1000 Louisiana, 4th Floor
Mail Sort T5001-047
Houston, Texas 77002
Attn: Roger Fruendt

     Re:  Request for Facility B Borrowing

     This Confirmation of Request for Borrowing has been prepared and is being delivered to Agent pursuant to Section 2.03(a) of that certain Amended and Restated Revolving Credit Agreement ("Agreement") dated as of October 13, 2000 by and among Tandycrafts, Inc., a Delaware corporation ("Company"), the Guarantors, Wells Fargo Bank Texas, National Association, as "Agent," and the "Banks" as defined therein. Capitalized terms shall have the meanings assigned to them in the Agreement unless otherwise provided herein or the context hereof otherwise requires.

     On ___________________ the undersigned requested that Banks make a Facility B Advance in the aggregate principal amount of $_____________ on __________________, 2000.

    The undersigned (in his representative capacity and not in his individual capacity) hereby represents and warrants to Agent and Banks that all of' the representations and warranties contained in Article VI of the Agreement (except
Section 6.07) are true and correct in all material respects as of the date hereof, with the same force and effect as if made on the date hereof, and that no Event of Default or condition, event or act which with the giving of notice or lapse of time, or both, would constitute an Event of Default exists and is continuing on this date, unless noted below (if such a condition, event or act is so noted, there shall also be noted below the nature, period of existence thereof and the action which the Company is taking or proposes to take with respect thereto):

                                   TANDYCRAFTS, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------




                                  EXHIBIT "H"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                               UNLIMITED GUARANTY


     THIS UNLIMITED GUARANTY ("Guaranty") is made as of October 29, 1999, by Guarantor (as hereinafter defined) for the benefit of Bank (as hereinafter defined).

     1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

          (a) The term "Bank" (whether one or more) shall mean WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, AND BANK ONE, TEXAS, NATIONAL ASSOCIATION, whose addresses for notice purposes are as follows:

                  Wells Fargo Bank Texas,         Bank One, Texas, National
                  National Association            Association
                  505 Main Street, Suite 300      500 Throckmorton
                  Fort Worth, Texas  76102        Fort Worth, Texas  76102
                  Attn: Susan B. Sheffield        Attn:  J. Michael Wilson

          (b) The term "Borrower" (whether one or more) shall mean the following: TANDYCRAFTS, INC.

          (c) The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character, now existing or hereafter arising under the Loan Agreement and Loan Documents, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisitions by Bank, be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, lease, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in
     (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

          (d) The term "Guarantor" (whether one or more) shall mean THE DEVELOPMENT ASSOCIATION, INC., SAV-ON, INC., DAVID JAMES MANUFACTURING, INC., PLC LEATHER COMPANY, TANDYARTS, INC., LICENSED LIFESTYLES, INC., TANDY LEATHER DEALER, INC., TLC DIRECT, INC., CARGO FURNITURE, INC., TANDYCRAFTS DE MEXICO, S.A. DE C.V., TAC HOLDINGS, INC., and CASUAL CONCEPTS HOLDINGS, INC., whose addresses are as follows:

THE DEVELOPMENT                  SAV-ON, INC.
ASSOCIATION, INC.                1400 Everman Parkway
1400 Everman Parkway             Fort Worth, Texas 76140
Fort Worth, Texas 76140

DAVID JAMES                      PLC LEATHER COMPANY
MANUFACTURING, INC.              1400 Everman Parkway
1400 Everman Parkway             Fort Worth, Texas 76140
Fort Worth, Teas 76140

TANDYARTS, INC.                  LICENSED LIFESTYLES, INC.
1400 Everman Parkway             1400 Everman Parkway
Fort Worth, Texas 76140          Fort Worth, Texas 76140

TANDY LEATHER DEALER, INC.       TLC DIRECT, INC.
1400 Everman Parkway             1400 Everman Parkway
Fort Worth, Texas 76140          Fort Worth, Texas 76140

CARGO FURNITURE, INC.            TANDYCRAFTS DE MEXICO, S.A. DE C.V.
1400 Everman Parkway             1400 Everman Parkway
Fort Worth, Texas 76140          Fort Worth, Texas 76140

TAC HOLDINGS, INC.               CASUAL CONCEPTS HOLDINGS, INC.
1400 Everman Parkway             1400 Everman Parkway
Fort Worth, Texas 76140          Fort Worth, Texas 76140


          (e) The term "Loan Agreement" shall mean the Amended and Restated Revolving Credit Agreement dated October 29, 1999, among Agent, Bank, Borrower and Guarantors (as such terms are defined in said Loan Agreement and in this Guaranty) as such may be amended, superseded, replaced, renewed and extended from time to time.

          (f) The term "Loan Documents" shall have the meaning assigned to such term in the Loan Agreement.

     2. Obligations. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower under the Loan Documents, Guarantor, for value received, jointly and severally, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter.

     3. Character of Obligations. This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

     4. No Right of Revocation. Guarantor understands and agrees that Guarantor may not revoke their future obligations under this Guaranty at any time as long as any Guaranteed Indebtedness is outstanding or as long as Bank is under any obligation to extend credit, in any form, to Borrower.

     5. Representations and Warranties. Guarantor hereby represents and warrants the following to Bank:

          (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of its partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

          (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

          (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future; and

          (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws, if Guarantor is a corporation, or its partnership agreement, if Guarantor is a partnership; and

          (e) Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

          (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

          (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent,
     (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

     6. Covenants. Guarantor hereby covenants and agrees with Bank as follows:

          (a) Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

          (b) Guarantor shall comply with all terms and provisions of the Loan Documents that apply to Guarantor; and

          (c) Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

     7.   Consent and Waiver.

          (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by Bank, including without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

          (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

          (c) Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time; (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank, if any, not guaranteed under this Guaranty; and (viii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.

          (d) Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which it may have after payment in full or in part of the Guaranteed Indebtedness against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of Guarantor against Borrower or any third party as a result of Guarantor's payment of all or any part of the Guaranteed Indebtedness.

          (e) Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

          (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

     8.   Obligations Not Impaired.

          (a) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

          (c) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law;
     (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

     9. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth in subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

     10. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph 1(a) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

     11. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(d) above, ten (10) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

     12. Waiver by Bank. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

     13. Successors and Assigns. This Guaranty is for the benefit of Bank, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

     14. Costs and Expenses. Guarantor shall pay on demand by Bank all costs and expenses, including without limitation, all reasonable attorneys' fees incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

     15. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

     16. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

     17. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

     18. Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

     19. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

     20. VENUE. THIS GUARANTY HAS BEEN ENTERED INTO IN TARRANT COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN SUCH COUNTY. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES ARISING UNDER OR PERTAINING TO THIS GUARANTY AND VENUE FOR ANY SUCH DISPUTES SHALL BE IN THE COUNTY OR JUDICIAL DISTRICT WHERE THE BANK'S ADDRESS FOR NOTICE PURPOSES IS LOCATED.

     21. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

     22. Descriptive Headings. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

     23. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

     24. Entire Agreement. This Guaranty contains the entire agreement between Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

     EXECUTED as of the date first above written.

                                   GUARANTOR:

                                    THE DEVELOPMENT ASSOCIATION, INC., a Texas corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   SAV-ON, INC., a Texas corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                    DAVID JAMES MANUFACTURING, INC.,
                                    a Texas corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                    PLC LEATHER COMPANY,
                                    a Nevada corporation


                                   By:
                                       ---------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   TANDYARTS, INC., a Nevada corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   LICENSED LIFESTYLES, INC.,
                                   a Nevada corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   TANDY LEATHER DEALER, INC.,
                                   a Texas corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   TLC DIRECT, INC, a Texas corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   CARGO FURNITURE, INC., a Nevada corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   TANDYCRAFTS DE MEXICO, S.A. DE C.V.,
                                   a Mexican corporation


                                   By:
                                      ----------------------------------
                                   Name:     Russell L. Price
                                   Title:    Secretary


                                   TAC HOLDINGS, INC., a Delaware corporation


                                   By:
                                      ----------------------------------
                                   Name:     Scott McGuire
                                   Title:    President


                                   CASUAL CONCEPTS HOLDINGS, INC.,
                                   a Delaware corporation


                                   By:
                                      ----------------------------------
                                   Name:     Randy Teuber
                                   Title:    Vice President




                                   EXHIBIT "I"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                            DATED OCTOBER 13,  2000


                     CONTINUING LETTER OF CREDIT AGREEMENT








                                   EXHIBIT "J"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                           ASSIGNMENT AND ACCEPTANCE

                                                Dated:   _______________, 200___

     Reference is made to the Amended and Restated Revolving Credit Agreement dated as of October 13, 2000 (as amended from time to time, the "Loan Agreement") among TANDYCRAFTS, INC. (the "Borrower"), the Guarantors named therein, the Banks named therein, and Wells Fargo Bank Texas, National Association , as Agent. Terms as defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings specified in the Loan Agreement.

     _____________________, acting as one of the Banks referred to in the Loan Agreement (the "Assignor"), and ____________________(the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to a portion of the Assignor's rights and obligations as of the date hereof under the Loan Agreement and the other Loan Documents sufficient to give the Assignee the percentage interest specified in Section 1 of Schedule I hereto of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. Such sale and assignment shall [include] [exclude] a proportionate share of the amendment fee previously paid to Assignor pursuant to Section 2.07 of the Loan Agreement, the amounts of such proportionate shares being specified in Section 2 of Schedule 1 hereto. After giving effect to such sale and assignment, the respective Commitments of and amounts of the Loans owing to the Assignor and the Assignee will be as set forth in Section 3 of Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it (a) is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (b) to its knowledge (1) there exists no Event of Default, or event which with the giving of notice or the passage of time or both, would constitute and Event of Default and (2) it has not waived any material provision of any Loan Document; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by another Person in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) will deliver the Note issued to it pursuant to the Credit Agreement to the Agent concurrently with the presentation hereof to the Agent for acceptance and requests that, upon receipt of such Note, the Agent shall exchange such Note for a new Note [new Notes] payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Loan Agreement, respectively, as specified in Section 4 of
Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 7.07 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other of the Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and
(vi) specifies as its domestic lending office (and address for notices) the office set forth in Section 5 of Schedule 1 hereto; and (vii) represents that it is either (y) a corporation organized under the laws of the United States, a state thereof or the Distinct of Columbia or (z) presently entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Loan Agreement (A) under an applicable provision of a tax convention or treaty to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Loan Agreement is effectively connected with a trade or business in the United States.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for the approval of the Borrower and the Agent and acceptance by the Agent, and the effective date of this Assignment and Acceptance (the "Effective Date") shall be the date on which such approval and acceptance has occurred.

     5. Upon the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     6. From and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments and fundings under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of law principles thereof) and applicable federal law. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Assignment and Acceptance shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

     Attachments:                  ASSIGNOR:
     -----------
     Schedule 1                    -------------------------------------



                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   ASSIGNEE:

                                   -------------------------------------



                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



Approved this _____  day of __________________, 200___.

                                   TANDYCRAFTS, INC.


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                    WELLS FARGO BANK TEXAS, NATIONAL
                                   ASSOCIATION, as Agent


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------




                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE

                          DATED _____________, 200___

Section 1.
---------

     Percentage Interest acquired by Assignee
     relative to all Banks                                       --------------

Section 2.
---------

1.   Assignee's proportionate share of amendment
     fee previously paid to Assignor pursuant to
     Section 2.07 of the Loan Agreement:                         $
                                                                 --------------

Section 3.
---------

1.   Assignee's Acquired Interest.

     Assignee's Commitment:                                      $
                                                                 --------------
     Aggregate outstanding principal
     amount of Loans owing to the Assignee:                      $
                                                                 --------------
2.   Assignor's Retained Interest.

      Assignor's Commitment:                                     $
                                                                 --------------
     Aggregate outstanding principal
     amount of Loans owing to the Assignor:                      $
                                                                 --------------
Section 4.
---------

1. A Note payable to the order of the Assignee in the principal amount of $______________.

2. A Note payable to the order of the Assignor in the principal amount of $_____________.

Section 5.
---------

     Domestic Lending Office


     ------------------------------------

     ------------------------------------

     ------------------------------------

     ------------------------------------



                                  EXHIBIT "K"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000




                                   LITIGATION

Tandy Corporation vs. Tandycrafts, Inc., No. 348-174610-98, District Court of Tarrant County, Texas and related litigation, including:

1. Meleyco Partnership v. Tandy Corporation v. Tandycrafts, Inc., No. 4-99-CV-0587-Y, United States District Court for the Northern District of Texas, Fort Worth Division.

2. The Betas (Ill.) Realty Group, Ltd. et al. V. Tandy Corporation v. Tandycrafts, No. 4:99-CV-0051-Y, United States District Court for the Northern District of Texas, Fort Worth Division.

3. Suzanne Irene Lehmann Trust, et al v. Tandy Corporation v. Tandycrafts, Inc., No. 352-174150-98, District Court of Tarrant County, Texas.

4. Lubfin v. Tandy Corporation and Tandycrafts, Inc., No. 406355, Superior Court of California, County of San Mateo.




                                  EXHIBIT "L"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000



                              COMPLIANCE WITH LAW


Company is late in filing its report with the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2000.




                                  EXHIBIT "M"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000




                             ENVIRONMENTAL MATTERS

To the best of its knowledge, Tandycrafts, Inc. discloses the following:

1. There were two underground storage tanks located at 1400 Everman Parkway, which were removed in approximately 1990-1991 and there may be or may have been underground storage tanks located on or adjacent to Impulse Designs' facility located at 15330 Raymer Street, Van Nuys, California.

2. There was an environmental remediation relating to lead and zinc which was performed at 3600 and 3602 Conway, Fort Worth, Texas 76140 and which was completed in approximately 1992-1993.

3. A former Craftool facility located at 3602 Conway may have used certain hazardous substances in its plating operations of leathercrafting tools. See #2 above.

4. Tandycrafts received a demand from Huntington Tile, current owners of property located at 3600 Conway, Fort Worth, Texas, relating to alleged lead and zinc contamination on property allegedly adjacent to its facility. Huntington's most reasonable current estimate of response costs range from about $400,000 to $500,000. Tandycrafts has denied liability, asserted various defenses and intends to defend such claim. Tandycrafts only owned the 3600 Conway property from July 1, 1975 until October 31, 1975. Prior to Tandycrafts, it was owned by Tandy Corporation, who has also made a demand upon Tandycrafts relating to this issue. Huntington Tile has owned the property since November 1, 1975.

5. It is the Company's understanding that there was an environmental issue at 15330 Raymer Street, Van Nuys, California. There was a Phase I, II and III Environmental Assessments and Soil Remediation report relating to this property dated January 20, 1991. Prior to Impulse Design's lease and possession of the premises, there was a Report of Phase I Environmental Site Assessment dated November 19, 1993. It is the Company's understanding that these environmental issues have been fully remediated, prior to Impulse Designs' possession and lease of such property.

6. Property located at 1400 Everman Parkway, Fort Worth, Texas and 15330 Raymer Street, Van Nuys, California may contain asbestos containing construction material, specifically floor tiles and fire doors.




                                  EXHIBIT "N"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000



                                    PROPERTY


Parcel One

Lots 4 and 5, Block 1, and Lot 3, Block 2, OAK GROVE PARK, SECOND FILING, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-127, Page 41, Deed Records of Tarrant County, Texas;

SAVE AND EXCEPT Lot 4-A, Block 1, OAK GROVE PARK, SECOND FILING, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-113, Page 203, Deed Records of Tarrant County, Texas; and FURTHER SAVE AND EXCEPT Lot 3-C, Block 2, OAK GROVE PARK, SECOND FILING, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-113, Page 364, Deed Records of Tarrant County, Texas;

Parcel Two

Lot 2-R-1, Block 1, OAK GROVE PARK ADDITION, SECOND FILING, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 388-212, Page 24, Deed Records of Tarrant County, Texas.




                                  EXHIBIT "O"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000





                                ARKANSAS PROPERTY

All of Tract 5 and the South one-half (S1/2) of Tract 4 of City of Pocahontas Municipal Airport Industrial Tracts as shown in Plat Book 1 at page 26 in the Office of the Circuit Clerk, Randolph County, Arkansas.






                                  EXHIBIT "P"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                         CERTIFICATE OF BORROWING BASE

          In my capacity as __________________________________ of Tandycrafts,
Inc. ("Company"), I certify to Wells Fargo Bank Texas, National Association ("Agent") and to Wells Fargo Bank Texas, National Association and Bank One, Texas, National Association (collectively, "Banks") that the Borrowing Base computation set forth below was made under my supervision, is accurate and correct in all respects, and is effective as of ______________________, 200__ (the "Effective Date"). This Certificate of Borrowing Base is submitted pursuant to the Amended and Restated Revolving Credit Agreement dated October 13, 2000, by Agent, Banks, Company and the Guarantors named therein, as amended from time to time (the "Loan Agreement"). With respect to each Account which is included in the Borrowing Base computation as an Eligible Account, I certify to
Agent and Banks that each such Account is an Eligible Account.   With respect to
the Inventory which is included in the Borrowing Base computation as Eligible Inventory, I certify to Agent and Banks that such Inventory is Eligible Inventory and that such Inventory does not include any work in process. Terms used in this Certificate of Borrowing Base but not defined herein shall have the same meanings as given to such terms in the Loan Agreement.

                                               Discount      Borrowing Base
                               Asset Value     Factor        Value

A.    Eligible Accounts        $               X .85 =       $
                                                             ------------------
B.    All Accounts             $               X .60 =       $
                                                             ------------------
C.    Lesser of A or B                                       $
                                                             ------------------
D.    Eligible Inventory       $               X .60 =       $
                                                             ------------------
E.    Gross Inventory          $               X .45 =       $
                                                             ------------------
F.    Lesser of D or E                                       $
                                                             ------------------
G.    Fixed Asset Component                                  $
                                                             ------------------
H.    Subtotal (C + F + G)                                   $
                                                             ------------------
I.    Total Commitment                                       $
                                                             ------------------
J.    Borrowing Limit (Lesser of H or I)                     $
                                                             ------------------
K.    Principal Balance as of Effective Date                 $
                                                             ------------------
L.    Available to Advance on Notes (Or If Negative,
      Amount Required to Be Repaid) (J - K)                  $
                                                             ------------------

                                   TANDYCRAFTS, INC.
Date Signed:

---------------------              By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------
Date Received by Agent:

---------------------              Agent Officer:-----------------------




                                  EXHIBIT "Q"
                                       TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                             DATED OCTOBER 13, 2000


                    LANDLORD'S LIEN SUBORDINATION AGREEMENTS



1.   Landlord's Lien Subordination Agreements not obtained by Company:


TENANT                 PROPERTY
------                 --------
Cargo                  Laurel, Maryland

Cargo                  Gaithersburg, Maryland

Cargo                  Kennesaw, Georgia

Cargo                  Oklahoma City, Oklahoma

Cargo                  Austin, Texas


2. Landlord's Lien Subordination Agreements not yet obtained by Company but negotiations with Landlords continue:



TENANT                 PROPERTY
------                 --------
Cargo                  Houston (Willowbrook),
                       Texas

Cargo                  Lewisville, Texas


3. Landlord's Lien Subordination Agreement obtained by Company but not in the form acceptable to Agent:


TENANT                 PROPERTY
------                 --------
Cargo                  Virginia Beach, Virginia